                                                                      Exhibit 4a

================================================================================

                        Restructuring Credit Agreement

                                     among

                            Imperial Sugar Company,
                                 as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                                      and

                        Harris Trust and Savings Bank,
                 as Administrative Agent and Collateral Agent

                          Dated as of August 28, 2001

================================================================================

                               Table of Contents

Section                                 Heading                                         Page
Section 1.          Definitions......................................................     3

   Section 1.1.     Defined Terms....................................................     3
   Section 1.2.     Other Definitional Provisions....................................    29

Section 2.          Amount and Terms of Commitments..................................    29

   Section 2.1.     The Term Loans...................................................    29
   Section 2.2.     Wells Fargo Tranche A Term Loan..................................    30
   Section 2.3.     Repayment of Term Loans..........................................    30
   Section 2.4.     Revolving Credit Commitments.....................................    31
   Section 2.5.     Procedure for Revolving Credit Borrowing.........................    32
   Section 2.6.     Swine Line Commitment............................................    32
   Section 2.7.     Procedure for Swing Line Borrowing; Refunding of Swing
                    Line Loans.......................................................    33
   Section 2.8.     Repayment of Loans; Evidence of Debt.............................    34
   Section 2.9.     Commitment Fees, Etc.............................................    35
   Section 2.10.    Termination or Reduction of Revolving Credit Commitments.........    36
   Section 2.11.    Optional Prepayments.............................................    36
   Section 2.12.    Mandatory Prepayments and Commitment Reductions..................    36
   Section 2.13.    Conversion and Continuation Options..............................    39
   Section 2.14.    Minimum Amounts and Maximum Number of Eurodollar Tranches........    40
   Section 2.15.    Interest Rates and Payment Dates.................................    40
   Section 2.16.    Computation of Interest and Fees.................................    40
   Section 2.17.    Inability to Determine Interest Rate.............................    41
   Section 2.18.    Pro Rata Treatment and Payments..................................    41
   Section 2.19.    Requirements of Law..............................................    44
   Section 2.20.    Taxes............................................................    45
   Section 2.21.    Indemnity........................................................    47
   Section 2.22.    Change of Lending Office; Claims Certificate.....................    47
   Section 2.23.    Collateral.......................................................    48
   Section 2.24.    Illegality.......................................................    49
   Section 2.25.    Cleandown Periods................................................    49

Section 3.          Letters of Credit................................................    49

   Section 3.1.     L/C Commitment...................................................    49
   Section 3.2.     Procedure for Issuance of Letter of Credit.......................    50
   Section 3.3.     Commissions, Fees and Other Charges..............................    50
   Section 3.4.     L/C Participations...............................................    51
   Section 3.5.     Reimbursement Obligation of the Borrower.........................    51
   Section 3.6.     Obligations Absolute.............................................    52

   Section 3.7.     Letter of Credit Payments........................................    52
   Section 3.8.     Reductions and Reinstatements....................................    52
   Section 3.9.     Documents and Reports............................................    53
   Section 3.10.    Amendments.......................................................    53
   Section 3.11.    Applications.....................................................    53

Section 4.          Representations and Warranties...................................    53

   Section 4.1.     Financial Condition..............................................    53
   Section 4.2.     No Change........................................................    54
   Section 4.3.     Corporate Existence; Compliance with Law.........................    54
   Section 4.4.     Corporate Power; Authorization; Enforceable Obligations..........    54
   Section 4.5.     No Legal Bar.....................................................    55
   Section 4.6.     No Material Litigation...........................................    55
   Section 4.7.     No Default.......................................................    55
   Section 4.8.     Ownership of Property; Liens.....................................    55
   Section 4.9.     Intellectual Property............................................    55
   Section 4.10.    Taxes............................................................    55
   Section 4.11.    Federal Regulations..............................................    56
   Section 4.12.    ERISA............................................................    56
   Section 4.13.    Investment Company Act; Other Regulations........................    56
   Section 4.14.    Subsidiaries.....................................................    56
   Section 4.15.    Use of Proceeds..................................................    56
   Section 4.16.    Environmental Matters............................................    57
   Section 4.17.    Accuracy of Information, Etc.....................................    58
   Section 4.18.    Security Documents...............................................    58
   Section 4.19.    Solvency.........................................................    59
   Section 4.20.    Regulation H.....................................................    59

Section 5.          Conditions Precedent.............................................    59

   Section 5.1.     Conditions to Initial Extension of Credit........................    59
   Section 5.2.     Conditions to Each Extension of Credit...........................    62
   Section 5.3.     Conditions to Issuance of Bond Letters of Credit.................    62

Section 6.          Affirmative Covenants............................................    63

   Section 6.1.     Financial Statements.............................................    63
   Section 6.2.     Certificates; Other Information..................................    64
   Section 6.3.     Payment of Obligations...........................................    66
   Section 6.4.     Conduct of Business and Maintenance of Existence, Etc............    66
   Section 6.5.     Maintenance of Property; Insurance...............................    66
   Section 6.6.     Inspection of Property; Books and Records; Discussions...........    66
   Section 6.7.     Notices..........................................................    67
   Section 6.8.     Environmental Laws...............................................    67
   Section 6.9.     Additional Collateral, Etc.......................................    68
   Section 6.10.    Post-Closing Matters.............................................    70

Section 7.          Negative Covenants...............................................    71

   Section 7.1.     Financial Condition Covenants....................................    71
   Section 7.2.     Limitation on Indebtedness.......................................    74
   Section 7.3.     Limitation on Liens..............................................    75
   Section 7.4.     Limitation on Fundamental Changes................................    76
   Section 7.5.     Limitation on Sale of Assets.....................................    76
   Section 7.6.     Limitation on Dividends..........................................    77
   Section 7.7.     Limitation on Capital Expenditures...............................    77
   Section 7.8.     Limitation on Investments, Loans and Advances....................    78
   Section 7.9.     Limitation on Modifications of Debt Instruments, Etc.............    79
   Section 7.10.    Limitation on Transactions with Affiliates.......................    79
   Section 7.11.    Limitation on Sales and Leasebacks...............................    79
   Section 7.12.    Limitation on Changes in Fiscal Periods..........................    79
   Section 7.13.    Limitation on Negative Pledge Clauses............................    80
   Section 7.14.    Limitation on Restrictions on Subsidiary Distributions...........    80
   Section 7.15.    Limitation on Lines of Business..................................    80
   Section 7.16.    The SPV..........................................................    80
   Section 7.17.    Repair and Maintenance Expenses..................................    80

Section 8.          Events of Default................................................    80

Section 9.          The Agents.......................................................    84

   Section 9.1.     Appointment......................................................    84
   Section 9.2.     Delegation of Duties.............................................    84
   Section 9.3.     Exculpatory Provisions...........................................    84
   Section 9.4.     Reliance by Administrative Agent.................................    85
   Section 9.5.     Notice of Default................................................    85
   Section 9.6.     Non-Reliance on Agents and Other Lenders.........................    86
   Section 9.7.     Indemnification..................................................    86
   Section 9.8.     Agent in Its Individual Capacity.................................    87
   Section 9.9.     Successor Administrative Agent...................................    87
   Section 9.10.    Authorization to Release Liens...................................    88

Section 10.         Miscellaneous....................................................    88

   Section 10.1.    Amendments and Waivers...........................................    88
   Section 10.2.    Notices..........................................................    89
   Section 10.3.    No Waiver; Cumulative Remedies...................................    90
   Section 10.4.    Survival of Representations and Warranties.......................    90
   Section 10.5.    Payment of Expenses..............................................    90
   Section 10.6.    Successors and Assigns; Participations and Assignments...........    91
   Section 10.7.    Adjustments; Setoff..............................................    94
   Section 10.8.    Counterparts.....................................................    94
   Section 10.9.    Severability.....................................................    94
   Section 10.10.   Integration......................................................    95

   Section 10.11.   Governing Law....................................................    95
   Section 10.12.   Submission to Jurisdiction; Waivers..............................    95
   Section 10.13.   Acknowledgments..................................................    95
   Section 10.14.   Waivers of Jury Trial............................................    96
   Section 10.15.   Confidentiality..................................................    96

Annexes:
A         Pricing Grid

Schedules:

1.1A      Commitments and Term Loan Amounts
1.1B      Mortgaged Property
3.1(a)    Existing L/Cs
4.1       Contingent Liabilities
4.14      Subsidiaries
4.18(a)   UCC Filing Jurisdictions
4.18(b)   Mortgage Filing Jurisdictions
4.20      Real Property Located in Flood Zone
7.1(d)    EBITDA Covenant Schedules
7.2(e)    Existing Indebtedness
7.3(g)    Existing Liens
7.8(g)    Extensions of Credit

Exhibits:

A         Form of Guarantee and Collateral Agreement
B         Form of Compliance Certificate
C         Form of Closing Certificate
D-1       Form of Mortgage Supplement
D-2       Form of Modification of Deed of Trust
E         Form of Assignment and Acceptance
F-1       Form of Legal Opinion of Baker & Botts L.L.P.
F-2       Form of Legal Opinion of Borrower's General Counsel
G-1       Form of Term Note
G-2       Form of Revolving Credit Note
G-3       Form of Swing Line Note
H         Form of Exemption Certificate
I         Form of Borrowing Base Certificate
J-1       Form of Notice of Borrowing (Drawings)
J-2       Form of Notice of Borrowing (Conversions)
J-3       Form of Notice of Borrowing (Continuation)
K         52 Week Cash Flow Forecast

          Restructuring Credit Agreement, dated as of August 28, 2001, among Imperial Sugar Company, a Texas corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Harris Trust and Savings Bank, as collateral agent (in such capacity, the "Collateral Agent") and Harris Trust and Savings Bank, as administrative agent (in such capacity, the "Administrative Agent").

                                   Witnesseth:

          Whereas, the Borrower entered into that certain Amended and Restated Credit Agreement dated as of December 22, 1997 by and between the Borrower, the several lenders from time to time parties thereto (the "Pre-Petition Lenders"), Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent (as such Administrative Agent and Collateral Agent, the "Pre-Petition Agent), as the same has from time to time been modified or amended (the "Pre-Petition Credit Agreement"), pursuant to which the lenders named therein extended the Pre-Petition Revolving Credit Facility, the Pre-Petition Tranche A Term Loan Facility and the Pre-Petition Tranche B Loan Facility to the Borrower;

          Whereas, as a condition precedent to the effectiveness of the Pre-Petition Credit Agreement and the obligations of the Pre-Petition Lenders to make their respective extensions of credit to the Borrower thereunder the Pre-Petition Lenders required that certain of the Debtors guaranty the obligations of Borrower under the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) by executing and delivering that certain Amended and Restated Guarantee and Collateral Agreement dated as of December 22, 1997 in favor of the Pre-Petition Agent for the benefit of the Pre- Petition Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the "Pre-Petition Guarantee");

          Whereas, the Debtors' indebtedness, obligations and liabilities to the Pre- Petition Lenders and Pre-Petition Agent under the Pre-Petition Credit Agreement and the Pre-Petition Guarantee were secured by liens and security interests granted pursuant to the Pre-Petition Guarantee and various mortgages and deeds of trust executed by and delivered by certain of the Debtors to or for the benefit of the Pre-Petition Agent (the "Pre-Petition Mortgages");

          Whereas, on January 16, 2001 (the "Petition Date") the Borrower and the Initial Guarantors (collectively, the "Debtors" and individually a "Debtor") filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware initiating cases under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Initial Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases") and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          Whereas, pursuant to January 16, 2001 and February 6, 2001, orders of the Bankruptcy Court and as part of the Chapter 11 Cases, the Borrower and the other Debtors entered into the Post-Petition Credit Agreement dated as of January 16, 2001, among the Borrower, the guarantors named therein, Harris Trust and Savings Bank, individually and as administrative agent and collateral agent thereunder (the "DIP Agent"), and the several lenders from time to time parties thereto (the "DIP Lenders"), as amended, supplemented and modified from time to time (the "DIP Credit Agreement"), pursuant to which the DIP Lenders extended the DIP Credit Facility to the Borrower, the Initial Guarantors guaranteed the payment of the Borrower's obligations to the DIP Lenders thereunder, and the Borrower and the Initial Guarantors granted liens and security interests in substantially all of their assets to or for the benefit of the DIP Lenders and the Pre-Petition Lenders;

          Whereas, on August 7, 2001 (the "Confirmation Date") the Bankruptcy Court entered its Order Confirming Debtor's Second Amended and Restated Joint Plan of Reorganization (as Modified) (the "Confirmation Order") pursuant to which, among other things, the Bankruptcy Court confirmed and approved the Debtors' Second Amended and Restated Joint Plan of Reorganization as modified by amendments with regard to the Missouri Department of Revenue and Wells Fargo Bank (Texas), N.A. and more fully described therein (the "Plan of Reorganization");

          Whereas, pursuant to the Confirmation Order and the Plan of Reorganization, all property of the Debtors' Estate shall vest in and become property of the Debtors, subject to the Liens of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent, the DIP Lenders, the Collateral Agent, and the Lenders hereunder and otherwise free and clear of all liens, claims, charges or other encumbrances;

          Whereas, pursuant to and in furtherance of the Debtors' Plan of Reorganization, the Agents and the Lenders wish to enter into this Agreement to set forth the terms and conditions upon which the Agents and the Lenders will continue the credit facilities previously extended to the Borrower pursuant to the Pre-Petition Credit Agreement and the DIP Credit Agreement;

          Whereas, the credit and other financial accommodations to be extended and afforded to the Borrower pursuant to this Agreement constitute, in part, an extension and continuation of the credit and other financial accommodations extended and afforded to the Borrower pursuant to the Pre-Petition Credit Agreement and the DIP Credit Agreement, and the guarantee thereof by the Guarantor Subsidiaries pursuant to the Guarantee and Collateral Agreement constitutes, in part, an extension and continuation of the guarantors' guarantees under the Pre-Petition Guarantee and the DIP Credit Agreement; and

          Whereas, pursuant to the Confirmation Order and the Plan of Reorganization, all liens and security interests in property of the Debtors previously granted to or for the benefit of the Pre-Petition Lenders, the Pre-Petition Agent, the DIP Lenders and the DIP Agent are to continue on the property subject thereto;

          Whereas, this Agreement is the "Amended Senior Credit Agreement" referred to and as defined in the Confirmation Order and the Plan of Reorganization and amends, restates and replaces the Pre-Petition Credit Agreement and replaces the DIP Credit Agreement in their entirety and all of the Borrower's indebtedness outstanding under the Pre-Petition Credit Agreement and the DIP Credit Agreement on the effective date of this Agreement shall be deemed to be outstanding under this Agreement and shall be subject to the terms and conditions hereof and of the other Loan Documents in all respects;

          Now, Therefore, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.  Definitions.

     Section 1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "Adjusted Revolving Credit Commitment": as to any Lender at any time,
(a) the amount of such Lender's Revolving Credit Commitment less (b)(i) during each period commencing on November 15 of any year and ending on the immediately succeeding March 15, such Lender's Revolving Credit Percentage of the aggregate principal amount of CCC Loans in excess of $25,000,000, and (ii) at all other times, such Lender's Revolving Credit Percentage of the aggregate principal amount of all CCC Loans.

          "Adjustment Date": as defined in the Pricing Grid.

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Administrative Agent and the Collateral Agent.

          "Agreement": this Restructuring Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum determined based on the Consolidated Total Leverage Ratio in effect from time to time, as set forth in the Pricing Grid.

          "Applicable Overadvance Allowance or Block": for purposes of the calculation of the Borrowing Base as of a date in each period set forth below, the amount set forth below for such period:

                          Period                              Amount

   August 31, 2001 through January 30, 2002                $  35,000,000
   January 31, 2002 through February 28, 2002              $  15,000,000
   March 1, 2002 through May 31, 2002                       -$10,000,000
   June 1, 2002 through June 30, 2002                       -$15,000,000
   July 1, 2002 through September 30, 2002                  -$25,000,000

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c) or (f) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non- cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000 in the aggregate in any fiscal year of the Borrower.

          "Assignee": as defined in Section 10.6(c).

          "Assignor": as defined in Section 10.6(c).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Adjusted Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit; provided, that (i) in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero and (ii) in calculating such Lender's Adjusted Revolving Credit Commitment for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
Section 2.9(a), the aggregate principal amount of CCC Loans then outstanding shall be deemed to be zero.

          "Bankruptcy Code": shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court": shall mean the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases from time to time.

          "Base Rate": means for any day the rate of interest announced by Harris Trust and Savings Bank ("Harris") from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

          "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Bonds": any industrial revenue bonds or other similar obligations of any state or any political subdivision, agency or municipality thereof.

          "Bond Documents": as to any series or issue of Bonds, the trust indenture, trust agreement, loan agreement, lease, guaranty and other documents pursuant to which such Bonds are issued or which evidence such Bonds or the Borrower's or any Subsidiary's obligations in any way relating to such Bonds.

          "Bond Letter of Credit": any letter of credit issued by the Issuing Lender under this Agreement to a Bond Trustee to support the payment of the principal of, premium, if any, and interest on any Bonds issued for the account or benefit of the Borrower or a Subsidiary of the Borrower, or to support the obligation of the Borrower or a Subsidiary of the Borrower, to purchase any such Bonds upon any tender for purchase pursuant to any of the Bond Documents relating thereto.

          "Bond Trustee": as to any series or issue of Bonds, the Trustee for such Bonds.

          "Borrower": as defined in the preamble hereto.

          "Borrowing Base": as of any time the same is to be determined, an amount determined in a manner agreed to in writing by the Borrower and the Required Lenders and absent such an agreement in writing an amount equal to the sum of:

               (a) 85% of the Value of Eligible Inventory consisting of produced finished goods sugar, plus

               (b) 85% of the Value of Eligible Inventory consisting of purchased finished goods sugar, plus

               (c) 80% of the Value of Eligible Inventory consisting of raw sugar eligible for domestic consumption (including without limitation such Eligible Inventory that is in transit between permitted collateral locations, provided that the Borrower shall promptly notify the Administrative Agent of any damage to or other matters affecting any such in transit inventory and thereafter the continued eligibility of such affected inventory shall be determined by the Administrative Agent, plus

               (d) 70% of the Value of Eligible Inventory consisting of raw sugar that is not eligible for domestic consumption and for which all documents necessary for resale or export are in the Borrower's possession, plus

               (e) 50% of the Value of Eligible Inventory consisting of work-in-process, plus

               (f) 60% of the Value of Eligible Inventory consisting of finished goods-food service, plus

               (g) 60% of the Value of Eligible Inventory consisting of by-products, pulp and molasses, plus

               (h) 50% of the Value of Eligible Inventory consisting of sugar beets on hand, plus

               (i) 30% of the Value of Eligible Inventory consisting of supply, repair and quarry, plus

               (j) 30% of the Value of Eligible Inventory consisting of sugar beet seed, plus

               (k) 100% of the Net Liquidating Value of commodities accounts with futures commission merchants, minus

               (l) the amount of all Grower Payables (provided that if any such Grower Payables are paid and such payment is reported in writing to the Administrative Agent, the Administrative Agent shall reduce the amount deducted at such time pursuant to this clause (l) by the amount of such payment), plus (or minus as the case may be)

               (m) the Applicable Overadvance Allowance or Block;

provided that (i) the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the Borrowing Base Certificates to be furnished from time to time by the Borrower pursuant to Section 6.2(f) hereof and, if required by the Administrative Agent or the Required Lenders pursuant to any of the terms hereof, as verified by such other evidence required to be furnished to the Administrative Agent or the Lenders pursuant hereto.

          "Borrowing Base Certificate": a certificate in the form attached hereto as Exhibit I.

          "Borrowing Base Obligations": as of any time the same is to be determined, an amount equal to the sum of the aggregate principal amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business Day": (i) for all purposes other than as covered by clause
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capitalized Refurbishment Expenditures": manufacturing costs incurred between processing periods which are necessary to prepare any beet processing factory for the next processing campaign which are deferred and allocated to the cost of sugar produced in the subsequent campaign.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CCC Loans": Indebtedness permitted by Section 7.2(i) hereof.

          "Chapter 11 Cases": shall have the meaning set forth in the preamble hereof.

          "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date occurred on August 28, 2001.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent": as defined in the preamble hereto.

          "Commitment": as to any Lender, the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate": the rate per annum determined based on the Consolidated Total Leverage Ratio in effect from time to time, as set forth in the Pricing Grid.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confirmation Date": as defined in the preamble hereto.

          "Confirmation Order": as defined in the preamble hereto.

          "Consolidated Current Assets": at any date, all amounts which would, in conformity with GAAP, be properly classified as current assets after deducting adequate reserves where proper, on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts which would, in conformity with GAAP be properly classified as current liabilities, including CCC Loans and Revolving Credit Obligations, on a consolidated balance sheet of the Borrower and its Subsidiaries at such date but excluding short-term borrowings, deferred taxes and the current portion of long-term debt.

          "Consolidated Current Ratio": at any date, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Consolidated Interest Expense (including SPV Interest Expense), amortization or write-off of debt discount and debt issuance costs and other fees and charges associated with Indebtedness (including the Loans), (b) foreign, federal, state and local income taxes for such period, (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, (d) Extraordinary expenses or losses as defined by GAAP, (e) losses from sale of assets outside the ordinary course of business, and (f) the restructuring fees related to the Chapter 11 Cases, as estimated on Exhibit L hereto, (g) unrealized losses (x) on commodities accounts maintained with future commission merchants and (y) under Interest Rate Protection Agreements, (h) expenses or charges related to closing or down-sizing facilities or corporate entities ("Down-Sizing Expenses"), and (i) the cumulative effect of accounting changes, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) Extraordinary income or gains as defined by GAAP, (iii) gains on sale of assets outside the ordinary course of business, and (iv) unrealized gains (x) on commodities accounts maintained with futures commission merchants and (y) under Interest Rate Protection Agreements, provided however, that the amount added to Consolidated Net Income pursuant to clauses (d), (e), (f) and (h) above (A) for the Borrower's fiscal year ending September 30, 2001, must have been accrued during such fiscal year (regardless of when actually paid), must be payable in cash and shall not exceed $30,000,000, and (B) for any later fiscal year of the Borrower, must have been paid in cash in such fiscal year, must not have been added to the Borrower's Consolidated Net Income for its fiscal year ending September 30, 2001, and shall not exceed $5,000,000 in any fiscal year.

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) payments of cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) regularly scheduled payments made in cash during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) other than (i) any repayment of the Loans made pursuant to Section 2.12(b) hereof, and (ii) any repayments of the Loans made pursuant to Section 2.12(c) hereof, and (d) dividends paid in cash during such period by the Borrower or any of its Subsidiaries.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA for such period, to (b) Consolidated Interest Expense for the same period.

          "Consolidated Interest Expense": for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the SPV Interest Expense for such period.

          "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth": at any date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date, excluding any amount included therein attributable to accumulated other comprehensive income for the Borrower or its Subsidiaries.

          "Consolidated Total Debt": at any date, the sum of the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date; provided that the amount included for the Revolving Credit Obligations shall be the average daily principal amount of Revolving Credit Obligations outstanding during the 12 months ending on such date.

          "Consolidated Total Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets (but excluding from Consolidated Current Assets all Capitalized Refurbishment Expenses) on such date over Consolidated Current Liabilities on such date.

          "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the Plan of Reorganization and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Costs of Reorganization": all legal, professional and advisory fees paid by the Debtors (whether or not incurred by the Debtors) in connection with the Chapter 11 Cases as set forth in the Budget and approved in the Financing Order or as may be otherwise approved from time to time by the Bankruptcy Court, subject to the DIP Lenders' and the DIP Agents' right to object thereto.

          "Debtor" and "Debtors": as defined in the preamble hereto.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DIP Agent": as defined in the preamble hereto.

          "DIP Credit Agreement": as defined in the preamble hereto.

          "DIP Credit Facility" or "Facility": shall mean the debtor-in-possession facility extended to the Borrower by the DIP Lenders pursuant to the DIP Credit Agreement, other than the Incremental DIP Credit Facility.

          "DIP Lenders": as defined in the preamble hereto

          "DIP Loans": loans made under the DIP Credit Facility.

          "Disclosure Statement": the Amended and Restated Disclosure Statement In Support of Debtors' Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001, submitted by the Debtors to the Bankruptcy Court in connection with the Chapter 11 Cases.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

          "Eligible Inventory": any inventory owned by the Borrower or any Guarantor which the Required Lenders in their sole discretion deem to be acceptable for inclusion in the Borrowing Base and which complies with each of the following requirements:

               (a) it consists of raw bulk sugar, sugar beets, supplies, finished goods, all other sugar and sugar products, supply, repair, quarry, work-in- process, and pulp and molasses and other by-products from the processing or refining of sugar;

               (b) it substantially conforms to the Borrower's or the applicable Guarantor's advertised or represented specifications, applicable government standards and regulations and other quality standards and has not been reasonably determined by the Administrative Agent to be unacceptable due to age, type, variety, quality, quantity, or location;

               (c) it is not covered by a warehouse receipt or similar document unless, if requested by the Administrative Agent, such warehouse receipt or similar document has been delivered to the Administrative Agent with all necessary endorsements;

               (d) all warranties of the Borrower or the applicable Guarantor in the Loan Documents are true and correct in all material respects with respect thereto;

               (e) it has been identified to the Administrative Agent in the manner required by the Administrative Agent;

               (f) it is located at a location disclosed to and approved by the Administrative Agent, and if requested by the Administrative Agent, any Person owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Administrative Agent; and

               (g) it is subject to a perfected first priority Lien in favor of the Collateral Agent and it is free and clear of any other Lien of any nature whatsoever (it being understood and agreed that (x) the Securitized Receivables shall not be considered part of the Permitted Seller's Inventory, and (z) inventory that is subject to a Lien securing the CCC Loans shall not constitute Eligible Inventory in any event).

          "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement (including, without limitation, Environmental Permits) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in

Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent and acceptable to Borrower or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., Chicago time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization and amounts expensed during such period attributable to Capitalized Refurbishment Expenditures) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Capitalized Refurbishment Expenses (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent of accompanying permanent optional reductions of the Revolving

Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

          "Excess Cash Flow Application Date": as defined in Section 2.12(c).

          "Excluded Foreign Subsidiaries": any Foreign Subsidiary the pledge of all of whose Capital Stock as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

          "Existing L/Cs": as defined in Section 3.1(a).

          "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Financing Order": that certain Final Financing Order Authorizing (1) Borrowing with Priority over Administrative Expenses and Secured by Liens on Property of the Estates Pursuant to Section 364(C) and Section 364(D) of the Bankruptcy Code, (2) the Debtors' Use of Cash Collateral and Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code, and
(3) Modifying the Automatic Stay signed by the Bankruptcy Judge on February 6, 2001.

          "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Funded Debt": as to any Person, all Indebtedness of such Person that is described in clauses (a), (b), (c), (d), (e) and (f) (but only to the extent drawn and not reimbursed) of the definition of the term "Indebtedness" contained in this Agreement.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board or the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

          "Grower Payables": all amounts owed by the Loan Parties from time to time to any Person on account of agricultural products or services (including the purchase price of sugar beets).

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or purchases of inventory (including crops and raw materials) in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Hedging Agreement": any forward purchase agreement, put, call, option or other agreement or arrangement designed to protect the Borrower or such Subsidiary from fluctuations in commodity prices and to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

     "Hedging Liabilities": indebtedness, obligations and liabilities of the Borrower and any of its Subsidiaries attributable to any Interest Rate Protection Agreement or Hedging Agreement to which the Borrower or any of its Subsidiaries is a party or a beneficiary.

     "Incremental DIP Credit Facility": shall mean the debtor-in-possession facility extended to the Borrower by certain lenders under Section 2.1(e) of the DIP Credit Agreement.

     "Incur": as defined in Section 7.2.

     "Indebtedness": of any Person at any date, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (for purposes of calculating the amount of indebtedness referred to in this clause
(i) the amount of indebtedness shall be limited to the value of such Property) and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Interest Rate Protection Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries (i) held by any Person other than such Person and its Wholly Owned Subsidiaries and (ii) providing for any scheduled or mandatory payment, redemption or sinking fund prior to one year after the final maturity of the Tranche B Term Loans.

     "Initial Guarantors": each of Biomass Corporation, Crown Express, Inc., Diamond Crystal Brands, Inc., Diamond Crystal Brands, LP, Diamond Crystal Holdings, Inc., Diamond Crystal Specialty Foods, Inc., Dixie Crystal Food Service, Inc., DSLT Holding Company, Food Carriers, Inc., Fort Bend Utilities Company, Great Lakes Sugar Company, Holly Northwest Company, Holly Sugar Corporation, Imperial Distributing, Inc., Imperial-Savannah, L.P., Imperial Sweetener Distributors, Inc., King Packaging Co., Inc., Limestone Products Company, Inc., Menu Magic Foods, Inc., Michigan Sugar Company, Phoenix Packaging Corporation, Ragus Holdings, Inc., Savannah Foods Industrial, Inc., Savannah Foods & Industries, Inc., Savannah Investment Company, Savannah Molasses & Specialties Company, Savannah Sugar Refining Corporation, Wholesome Sweeteners Group, Ltd., Wholesome Sweeteners, LLC, ICUBE, Inc., Savannah International Company, Savannah Packaging Company, Savannah Total Invert Company, and Imperial Holly Corporation.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

     "Interest Period": as to any Eurodollar Loan, initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing with respect thereto, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month ending one, two, three or six months thereafter, as the case may be, as designated in the relevant Notice of Borrowing; and

            (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

     "Issuing Lender": Harris Trust and Savings Bank, in its capacity as issuer of any Letter of Credit.

     "L/C Commitment": $60,000,000.

     "L/C Fee Payment Date": the last day of each March, June, September and December and the Revolving Credit Termination Date.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including, in the case of Bond Letters of Credit, the maximum amount that may be drawn thereunder at any time, including by virtue of reinstatement thereof) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
Section 3.5.

     "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

     "Leased Plants": the facility located at 300 S. First Street, Worland, Wyoming leased by Holly Sugar Corporation to Washakie Beet Growers Association, a Wyoming not-for-profit corporation, pursuant to the Facility Lease dated March 28, 2001, and the facilities located at 763 N. Beck Street, Sebewaing, Michigan, 159 S. Howard Street, Croswell, Michigan, 819 Peninsular Street, Caro, Michigan and 341 Sugar Street, Carrollton, Michigan leased by the Borrower to Michigan Sugar Beet Growers, Inc., a Michigan Agricultural Cooperative pursuant to a Facilities Lease dated May 15, 2001.

     "Lenders": as defined in the preamble hereto.

     "Letters of Credit": as defined in Section 3.1(a).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Loan": any loan made by any Lender pursuant to this Agreement.

     "Loan Documents": this Agreement, the Security Documents, the Applications and the Notes.

     "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

     "Loan Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, such Lender's Revolving Extensions of Credit) and Term Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit) and Term Loans then outstanding.

     "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving

Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

     "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

     "Mandatory Prepayment Percentage": (a) with respect to Net Cash Proceeds of Asset Sales, 85% until the aggregate amount of Net Cash Proceeds of Asset Sales retained by the Loan Parties equals or exceeds $6,334,950 minus the amount, if any, received by the Borrower from the escrow accounts established in connection with the sale of a portion of its assets to Hormel Foods Corporation pursuant to the Escrow Agreement dated as of April 27, 2001, among Hormel Foods Corporation, the Borrower and U.S. Bank Trust National Association, and 100% thereafter, and (b) with respect to Net Cash Proceeds of a Recovery Event, 100%.

     "Margin Stock": as defined in Regulation U.

     "Material Adverse Change": any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or could reasonably be expected to be materially adverse to (a) the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the material rights and remedies of the Administrative Agent and the Lenders thereunder.

     "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, liabilities (including, without limitation, contingent liabilities), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder which materially affects the benefits intended to be bestowed thereunder.

     "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $10,000,000 in any individual circumstance, or at the time of any determination, $15,000,000 in the aggregate at any such time for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substance that is regulated pursuant to or could give rise to liability under any Environmental Law or common law.

     "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Collateral Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages and the Mortgage Supplements.

     "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Lenders in connection with the Pre-Petition Credit Agreement and substantially in the form of Exhibit D to the Pre-Petition Credit Agreement, as supplemented and amended by a Mortgage Supplement (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is recorded), as the same may be amended, supplemented or otherwise modified from time to time.

     "Mortgage Supplement": each modification supplement to a mortgage or deed of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 or D-2, as applicable, with such changes thereto as shall be advisable under the law of the jurisdiction in which each such supplement is to be recorded.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable within 12 months of such Asset Sale or Recovery Event as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements realized as a result of such Asset Sales or Recovery Events) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

     "Net Liquidating Value": with respect to any commodity account as of any date, the amount the holder of such account would be entitled to receive if all commodity contracts held in such account were liquidated on such date and all gains and losses on such contracts were realized on such date, and all amounts held as margin (whether initial, maintenance or otherwise) in such account.

     "Non-Excluded Taxes": as defined in Section 2.20(a).

     "Non-U.S. Lender": as defined in Section 2.20(d).

     "Notes": the collective reference to any promissory note evidencing Loans.

     "Notice of Borrowing": (i) with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit J-1, (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit J-2 and (c) any continuation of Eurodollar Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit J-3 or (ii) telephonic notice of any such borrowing, conversion or continuation promptly confirmed in writing (in a form reasonably acceptable to the Administrative Agent).

     "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedging Liabilities, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "Obligor": the Person obligated on a Receivable.

     "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant": as defined in Section 10.6(b).

     "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Permitted Sellers": shall mean the Borrower and its Wholly Owned Subsidiaries.

     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Petition Date": as defined in the preamble hereto.

     "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Plan of Reorganization": as defined in the preamble hereto.

     "Plant Lease Documents": (a) with respect to the Leased Plants located in Michigan, the Facility Lease, the Factories Management Agreement and the Marketing Agreement, each dated May 15, 2001, between Imperial Sugar Company and the Michigan Sugar Beets Growers, Inc., a Michigan Agricultural Cooperative, and
(b) with respect to the Leased Plants located in Worland, Wyoming, the Facility Lease, the Factory Management Agreement and the Marketing Agreement, each dated March 28, 2001, between Holly Sugar Corporation and Washakie Beet Growers Association, a Wyoming not-for-profit corporation.

     "Pre-Petition Agent":  as defined in the preamble hereto.

     "Pre-Petition Credit Agreement": shall mean that certain Amended and Restated Credit Agreement dated as of December 22, 1997 by and between the Borrower, the several lenders from time to time parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent, as the same has from time to time been modified or amended.

     "Pre-Petition Guarantee":  as defined in the preamble hereto.

     "Pre-Petition Lenders":  as defined in the preamble hereto.

     "Pre-Petition Revolving Credit Facility": the revolving credit facility provided under the "Total Revolving Credit Commitments" provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Revolving Credit Loan": a revolving credit loan made under the Pre-Petition Revolving Credit Facility.

     "Pre-Petition Tranche A Term Loan": a term loan made under the Pre-Petition Tranche A Term Loan Facility.

     "Pre-Petition Tranche A Term Loan Facility": the term loan facility provided under the "Tranche A Term Loan Commitment" provided for by the Pre-Petition Credit Agreement.

     "Pre-Petition Tranche B Term Loan": a term loan made under the Pre-Petition Tranche B Term Loan Facility.

     "Pre-Petition Tranche B Term Loan Facility": the term loan facility provided under the "Tranche B Term Loan Commitment" provided for by the Pre-Petition Credit Agreement.

     "Pricing Grid": the pricing grid attached hereto as Annex A.

     "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

     "Receivables": indebtedness of an Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

     "Receivables Securitization Program": a securitization program which provides for the Permitted Sellers to sell, contribute and/or grant a Lien in their Receivables and Related Security to the SPV, without recourse except for breaches of representations, warranties and covenants and for indemnities typical of securitization transactions which do not constitute credit recourse for uncollectible Receivables.

     "Recovery Event": any settlement of or payment in excess of $250,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

     "Reference Lender": Administrative Agent.

     "Refunded Swing Line Loans": as defined in Section 2.7.

     "Refunding Date": as defined in Section 2.7.

     "Register": as defined in Section 10.6(d).

     "Regulation U": Regulation U of the Board as in effect from time to time.

     "Regulation T": Regulation T of the Board as in effect from time to time.

     "Regulation X": Regulation X of the Board as in effect from time to time.

     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Related Security": with respect to any Receivable:

            (a) all security interests or liens and property subject thereto from time to time securing or purporting to secure the payment of any such indebtedness by the related Obligor;

            (b) all guarantees, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

            (c) all right, title and interest of any Permitted Seller, Imperial or the SPV in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable; provided, that Related Security will not include returned goods only to the extent that (i) all amounts required to be paid pursuant to the Receivables Securitization Program in respect of such returned goods have been paid or
     (ii) such returned goods are commingled with other goods or merchandise of the applicable Permitted Seller so as to cease to be identifiable from other goods or merchandise of such Permitted Seller;

            (d) all collections with respect to any of the foregoing;

            (e) all records with respect to any of the foregoing; and

            (f) all proceeds of any Receivable or with respect to any of the foregoing.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

     "Required L/C Participants": the Majority Revolving Credit Facility
Lenders.

     "Required Lenders": the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and (b) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Officer": the chief executive officer, president, chief financial officer or vice president/treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

     "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $117,072,371.04.

     "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

     "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

     "Revolving Credit Loans": as defined in Section 2.4.

     "Revolving Credit Obligations": the outstanding principal amount of all Revolving Credit Loans, Swing Line Loans and Reimbursement Obligations.

     "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

     "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Term Loans shall be paid in full.

     "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

     "Scheduled Revolving Credit Termination Date": September 30, 2004.

     "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

     "Securitized Receivables": all Receivables and Related Security of Permitted Sellers that sell or contribute, or purport to sell or contribute or that have sold or contributed or have purported to have sold or contributed, Receivables into the Receivables Securitization Program.

     "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Mortgage Supplements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

     "Senior Subordinated Notes": the Borrower's 9-3/4% Senior Subordinated Notes due 2007 issued pursuant to an Indenture of Trust dated as of December 22, 1999, between the Borrower and the Bank of New York, as Trustee.

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

     "SPV Interest Expense": for any period the sum of total cash interest expense of the SPV for such period with respect to all Indebtedness of the SPV plus all discounts of the sale price of Receivables (or any interest therein) sold by the SPV pursuant to the Receivables Securitization Program.

     "SPV": a Wholly Owned Subsidiary of the Borrower or any of its Subsidiaries created for the sole purpose of purchasing Receivables from the Permitted Sellers as part of the Receivables Securitization Program.

     "Subordinated Debt": any unsecured Indebtedness of the Borrower or its Subsidiaries that is (i) stated to be fully subordinated in payment or priority to the Obligations and any part thereof and (ii) has no terms requiring or permitting any interim or final maturity or repayment, repurchase, redemption or sinking fund payment (including any requirement that the issuer thereof offer to take any of the foregoing actions) prior to one year after the final maturity of the Tranche B Term Loans.

     "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Subsidiary Guarantor": each Subsidiary of the Borrower that guarantees the Obligations pursuant to the Guarantee and Collateral Agreement.

     "Supermajority Lenders":  the holders of more than 66-2/3% of the sum of
(a) the aggregate principal amount of the Term Loans and (b) the Total Revolving Credit Commitments, if the Resolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

     "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.

     "Swing Line Lender": Harris Trust and Savings Bank, in its capacity as the lender of Swing Line Loans.

     "Swing Line Loans":  as defined in Section 2.6.

     "Swing Line Participation Amount": as defined in Section 2.7.

     "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

     "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

     "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

     "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

     "Tranche A Term Loan": as defined in Section 2.1(a). The aggregate principal amount of the Tranche A Term Loans on the Closing Date is $79,747,702.93.

     "Tranche A Term Loan Lender": each Lender which holds a Tranche A Term
Loan.

     "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding.

     "Tranche B Term Loan": as defined in Section 2.1(b). The aggregate principal amount of the Tranche B Term Loans on the Closing Date is $59,288,294.00.

     "Tranche B Term Loan Lender": each Lender which holds a Tranche B Term
Loan.

     "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding.

     "Transferee": as defined in Section 10.15.

     "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar
Loan.

     "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Value": the lower of cost (determined in a manner acceptable to the Collateral Agent and consistent with the Borrower's past practices) or fair market value of Eligible Inventory.

     "Wells Fargo":  Wells Fargo Bank (Texas), N.A.

     "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

     "52 Week Cash Flow Forecast": the cash flow forecast attached hereto as Exhibit K.


      Section 1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

      (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

      (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 2.    Amount and Terms of Commitments.

      Section 2.1. The Term Loans . Subject to the terms and conditions hereof, on the Closing Date the Pre-Petition Tranche A Term Loan held by each Lender under the Pre-Petition Credit Agreement shall be deemed to be outstanding under this Agreement for all purposes whatsoever in the same principal amount as the Pre-Petition Tranche A Term Loan held by such Lender immediately prior to the Closing Date (except in the case of the Tranche A Term Loan of Wells Fargo, which shall be adjusted as provided in Section 2.2 of this Agreement), shall constitute such Lender's tranche A term loan (a "Tranche A Term Loan") hereunder and shall be subject to all of the terms and conditions of this Agreement and the other Loan Documents. The principal amount of each Tranche A Term Loan Lender's Tranche A Term Loan on the Closing Date is set forth under the heading "Tranche A Term Loan Amount" opposite such Lender's name on Schedule 1.1A.

      (b) Subject to the terms and conditions hereof, on the Closing Date the Pre-Petition Tranche B Term Loan held by each Lender under the Pre-Petition Credit Agreement shall be deemed to be outstanding under this Agreement for all purposes whatsoever in the same principal amount as the Pre-Petition Tranche B Term Loan held by such Lender immediately prior to the Closing Date, shall constitute such Lender's tranche B term loan (a "Tranche B Term Loan") hereunder and shall be subject to all of the terms and conditions of this Agreement and the other Loan Documents. The principal amount of each Tranche B Term Loan Lender's Tranche B Term Loan on the Closing Date is set forth under the heading "Tranche B Term Loan Amount" opposite such Lender's name on Schedule 1.1A.

      (c) The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

      Section 2.2. Wells Fargo Tranche A Term Loan. (a) Subject the terms and conditions hereof, on the Closing Date all Pre-Petition Revolving Credit Loans and DIP Loans in an aggregate principal amount not to exceed $5,006,909.69 then held by Wells Fargo shall not be converted into Revolving Credit Loans to under this Agreement pursuant to Section 2.4(b) the terms and conditions hereof, on the Closing but instead shall constitute and be a part of the Date all Pre-Petition Revolving Credit Loans and Tranche A Term Loan then held by Wells Fargo. In DIP Loans in an aggregate principal amount not to the event the aggregate principal amount of all exceed $5,006,909.69 then held by Wells Fargo Pre-Petition Revolving Credit Loans and DIP Loans shall not be converted into Revolving Credit Loans held by Wells Fargo on the Closing Date is less than $5,006,909.69 (any such difference being referred to as the "shortfall") Wells Fargo shall make available to the Administrative Agent at the Funding Office no later than 2:00 P.M., Chicago time, on the Closing Date an amount in immediately available funds equal to the Shortfall. The Administrative Agent shall apply the amounts made available to the Administrative Agent by Wells Fargo to the prepayment of the Revolving Credit Loans outstanding on the Closing Date.

      Section 2.3. Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 11 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                Installment                 Principal Amount

            June 30, 2002                     $1,374,960.21
            September 30, 2002                $1,374,960.21
            December 31, 2002                 $1,433,575.49
            March 31, 2003                    $1,433,575.49
            June 30, 2003                     $1,433,575.49
            September 30, 2003                $1,433,575.49
            December 31, 2003                 $2,389,293.71
            March 31, 2004                    $2,389,293.71

              Installment                   Principal Amount

            June 30, 2004                     $2,389,293.71
            September 30, 2004                $2,389,293.71
            December 31, 2006            The Unpaid Balance

      (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 19 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                Installment                  Principal Amount

                June 30, 2002                  $   14,156.71
                September 30, 2002             $   14,156.71
                December 31, 2002              $   14,156.71
                March 31, 2003                 $   14,156.71
                June 30, 2003                  $   14,156.71
                September 30, 2003             $   14,156.71
                December 31, 2003              $   14,156.71
                March 31, 2004                 $   14,156.71
                June 30, 2004                  $   14,156.71
                September 30, 2004             $   14,156.71
                December 31, 2004              $   14,156.71
                March 31, 2005                 $7,389,800.54
                June 30, 2005                  $7,389,800.54
                September 30, 2005             $7,389,800.54
                December 31, 2005              $7,389,800.54
                March 31, 2006                 $7,389,800.54
                June 30, 2006                  $7,389,800.54
                September 30, 2006             $7,389,800.54
                December 31, 2006         The Unpaid Balance

          Section 2.4. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Adjusted Revolving Credit Commitment; provided, however, that (i) in no event may the Total Revolving Extensions of Credit ever exceed the Total Revolving Credit Commitments, and (ii) in no event may the aggregate amount of all Borrowing Base Obligations ever exceed the Borrowing Base. During the Revolving Credit Commitment Period the Borrower may use the Adjusted Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan if the last day of the Interest Period with respect thereto would occur on or after the Revolving Credit Termination Date.

      (b) Subject to the terms and conditions hereof, on the Closing Date the Pre-Petition Revolving Credit Loans held by each Lender other than Wells Fargo under the Pre-Petition Credit Agreement and the DIP Loans held by each Lender other than Wells Fargo under the DIP Credit Agreement shall be deemed to be outstanding under the Revolving Credit Commitments for all purposes whatsoever in the same principal amount as the Pre-Petition Revolving Credit Loans and DIP Loans held by such Lender immediately prior to the Closing Date, shall constitute Revolving Credit Loans hereunder and shall be subject to all of the terms and conditions of this Agreement and the other Loan Documents.

      (c) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.


       Section 2.5. Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Adjusted Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:30 A.M., Chicago time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) no later than the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed and, in the case of Eurodollar Loans, the length of the initial Interest Period therefor and (ii) the requested Borrowing Date. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000 such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Adjusted Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent as soon as practicable, in accordance with the Administrative Agent's normal practice, after receipt thereof from the Lenders.

       Section 2.6. Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Adjusted Revolving Credit Commitments from time to time during the Revolving

Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment or the Swing Line Lender's Adjusted Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

      (b) The Borrower shall repay all outstanding Swing Line Loans on (i) the fifth Business Day after the Borrowing Date of each Base Rate Loan, and (ii) in all cases on the Revolving Credit Termination Date.


      Section 2.7. Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 12:00 noon, Chicago time, in the case of Base Rate Loans on the proposed Borrowing Date), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 2:00 P.M., Chicago time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

      (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, and, in respect of any Swing Line Loan outstanding for five Business Days shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), upon notice given by the Swing Line Lender no later than 12:00 noon, Chicago time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 2:00 P.M., Chicago time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans.

      (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount").

      (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

      (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      Section 2.8. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Swing Line Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of the Swing Line Lender on the fifth Business Day after such Swing Line is made and in any event on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The

Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section
2.15. Payments received by the Administrative Agent after 2:00 P.M. Chicago time shall be deemed received on the next succeeding Business Day.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

      (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

      (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence absent manifest error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance, with the terms of this Agreement.

      (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

      Section 2.9. Commitment Fees, Etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender, a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

      (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

      (c) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders a restructuring fee in an amount equal to one-half of one percent (0.50%) of the Total Revolving Credit Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments on the Closing Date before giving effect to the initial borrowings hereunder (the "Original Facility Amount"), payable on the Closing Date.

      (d) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders an additional restructuring fee in an amount equal to one-half of one percent (0.50%) of the Original Facility Amount, payable on the earlier of the date on which the Borrower or any Subsidiary receives Net Cash Proceeds of the issuance of its Capital Stock and the date that is one year after the effective date of the Plan of Reorganization.

      Section 2.10. Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

      Section 2.11. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof; provided, however, that the Borrower may prepay Term Loans and Revolving Credit Loans in an aggregate principal amount less than $1,000,000 and the amount of any such prepayment shall be held by the Administrative Agent as additional Collateral and not applied to such Loans until the earlier of the date on which the aggregate amount of such prepayments in the Administrative Agent's possession equals or exceeds $1,000,000 and the ninetieth day after any such proceeds are delivered to the Administrative Agent. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

      Section 2.12. Mandatory Prepayments and Commitment Reductions. (a) If the Borrower or any Subsidiary shall issue any Capital Stock, an amount equal to 100% of the Net Cash Proceeds thereof (other than (i) the Net Cash Proceeds in an aggregate amount not to exceed
                                      -36-

$25,000,000 of the issuance of preferred stock of the Borrower having a cash pay dividend of up to 8% and upon which no cash dividends may be declared or paid during the Existence of a Default or Event of Default hereunder, and (ii) Net Cash Proceeds in an aggregate amount not to exceed $50,000,000 of the issuance of common stock of the Borrower or options, warrants or rights with respect to such common stock of the Borrower upon which no cash dividends may be declared or paid during the Existence of a Default or Event of Default hereunder) shall be applied on the date of such issuance toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided that nothing contained in this Section 2.12(a) shall obligate the SPV to make any prepayment of any Loans under this Agreement nor shall contributions to the capital of the SPV in the form of Receivables be deemed to generate Net Cash Proceeds. The Lenders hereby agree that this Section 2.12(a) shall not apply to the issuance of Capital Stock of the Borrower to the holders of the Borrower's Senior Subordinated Notes pursuant to the Plan of Reorganization.

      (b) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, the Mandatory Prepayment Percentage of such Net Cash Proceeds shall be promptly applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing:

            (i) net insurance proceeds received by the Collateral Agent shall be made available for the restoration of the portion of the Collateral damaged or destroyed if written application for such use is made within thirty (30) days of receipt of such proceeds and the following conditions are satisfied: (A) the Borrower has in effect business interruption insurance covering the income to be lost during the restoration period as a result of the damage or destruction to the Collateral or provides the Administrative Agent with other evidence satisfactory to it that the Borrower has cash resources sufficient to pay its obligations during the restoration period;
     (B) the effect of the damage to or destruction of the Collateral giving rise to receipt of the insurance proceeds is not to terminate, or give a lessee the option to terminate, any lease of all or any portion of the Mortgaged Premises; (C) no Event of Default or Default shall have occurred or be continuing (and if such an event shall occur during restoration the Administrative Agent may, at its election, apply any insurance proceeds then remaining in its hands to the reduction of the Obligations); (D) the Borrower shall have submitted to the Administrative Agent plans and specifications for the restoration which shall be satisfactory to it; (E) the Borrower shall submit to the Administrative Agent fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, the Borrower shall have deposited the amount of such deficiency with the Administrative Agent; and (F) the Borrower shall have obtained a waiver of the right of subrogation from any insurer under such policies of insurance who at that time claims that no liability exists as to the Borrower or the insured under such policies. Any insurance proceeds to be released pursuant to the foregoing provisions may at the option of the Administrative Agent be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may at the

     Administrative Agent's option be made directly to the Borrower or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer acceptable to the Administrative Agent. The Administrative Agent may impose such further conditions upon the release of insurance proceeds (including the receipt of title insurance) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all liens or claims for lien. All title insurance charges and other costs and expenses paid to or for the account of the Borrower in connection with the release of such insurance proceeds shall constitute so much additional Obligations to be payable upon demand with interest at the rate applicable to Revolving Credit Loans that are Base Rate Loans at the time such costs or expenses are incurred. The Administrative Agent may deduct any such costs and expenses from insurance proceeds at any time standing in its hands. If the Borrower fails to request that insurance proceeds be applied to the restoration of the improvements or if the Borrower makes such a request but fails to complete restoration within a reasonable time, the Administrative Agent shall have the right, but not the duty, to restore or rebuild said Collateral or any part thereof for or on behalf of the Borrower in lieu of applying said proceeds to the Obligations and for such purpose may do all necessary acts, including using funds deposited by the Borrower as aforesaid and advancing additional funds for the purpose of restoration, all such additional funds to constitute part of the Obligations payable upon demand with interest at the rate applicable to Revolving Credit Loans that are Base Rate Loans at the time of incurrence;

            (ii) the proceeds from any sales of Receivables pursuant to the Receivables Securitization Program shall be used for working capital purposes, operational purposes and other general corporate purposes; and

            (iii) proceeds in an aggregate amount of less than $1,000,000 may be held by the Administrative Agent until the aggregate amount of such proceeds equals or exceeds $1,000,000 and then applied as provided herein. Any proceeds held by the Administrative Agent pursuant to this clause (iii) shall be invested in mutually acceptable investments, which shall be part of the Collateral and, so long as no Default or Event of Default shall have occurred and be continuing, the investment earnings thereon shall be made available to the Borrower at its request.

     (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending September 30, 2001, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 85% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a) or (b), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

     (d) All amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied to the prepayment of the Term

Loans (in the order set forth in Section 2.18(b)) and to the permanent reduction of the Revolving Credit Commitments ratably in accordance with the outstanding principal amount of the Term Loans and the amount of the Total Revolving Credit Commitments, determined without regard to any outstanding Revolving Extensions of Credit. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or the Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.12 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under Section 2.12 (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and any amounts owing pursuant to Section 2.21.

   Section 2.13. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable Notice of Borrowing containing such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior Notice of Borrowing containing such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable Notice of Borrowing to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

   Section 2.14. Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

   Section 2.15. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

     (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all of such outstanding Loans and Reimbursement Obligations shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand.

   Section 2.16. Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

   Section 2.17. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent which notice shall be withdrawn promptly upon notice to the Administrative Agent confirming the termination of the events precipitating same, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

   Section 2.18. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

     (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. The amount of each optional principal prepayment of the Term Loans made pursuant to Section 2.11 hereof and each mandatory principal prepayment made pursuant to Section 2.12 (b) hereof in connection with an Asset Sale shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. The amount of each mandatory principal prepayment, other than any mandatory principal prepayment made pursuant to Section 2.12 (b) hereof in connection with an Asset Sale, shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, in the inverse order of their respective maturities. Amounts prepaid on account of the Term Loans may not be reborrowed.

     (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

     (d) Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent, the Collateral Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

          (i) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 10.5 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

          (ii) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal and Hedging Liabilities, pro rata as among the Administrative Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (iii) third, to the payment of the principal of the Notes and any L/C Obligations and the Hedging Liabilities, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Notes and the then unpaid L/C Obligations and Hedging Liabilities;

          (iv) fourth, to the Administrative Agent and the Lenders pro rata in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower owing to them and secured by the Security Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

          (v) fifth, to the Administrative Agent for the cash collateralization of the entire amount undrawn on the Letters of Credit, with amounts to be so remitted on account of such undrawn Letters of Credit until the Administrative Agent is holding an amount of cash equal to the then outstanding undrawn amount of all such Letters of Credit; and

          (vi) sixth, to the Borrower or to whoever the Administrative Agent reasonably determines to be lawfully entitled thereto.

Except as otherwise specifically provided for herein, the Borrower hereby irrevocably waives the right to direct the application of payments and collections at any time received by the Administrative Agent or any of the Lenders from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the Administrative Agent or any of the Lenders against the Obligations in the manner described above.

     (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., Chicago time, on the due date thereof to the Administrative Agent, for the pro rata account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders in like funds as received (i) if such funds are received by the Administrative Agent prior to 11:00 A.M. Chicago time, on the date of their receipt by the Administrative Agent, and (ii) if such funds are received by the Administration Agent on or after 11:00 A.M., Chicago time, promptly upon their receipt by the Administrative Agent. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.18(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

     (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     Section 2.19. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority in all cases made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority in all cases made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c)  A certificate as to any additional amounts payable pursuant to this
Section 2.19 shall be submitted by the relevant Lender to the Borrower (with a copy to the Administrative Agent) and shall set forth in detail the reason for such compensation together with a computation of the amount claimed shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

   Section 2.20. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this subsection or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law upon receipt of a written request complying with Section 2.19(c).

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agents the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of one year.

     (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.20(d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(d) that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

   Section 2.21. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender and shall set forth in detail the reason for such compensation together with a computation of the amount claimed shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

   Section 2.22. Change of Lending Office; Claims Certificate. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.19 or 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section
2.22 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

     (b)  In the event any Lender gives a notice to the Borrower pursuant to
Section 2.19, or any Lender is one of the Lenders notifying the Agent pursuant to Section 2.17(d), or is unable to deliver the forms as required by Section 2.20(d), or with respect to whom the Borrower is required to pay additional amounts pursuant to Section 2.20 or any Lender is unable to make Eurodollar Loans or cancels its commitment to make Eurodollar Loans pursuant to Section 2.24, the Borrower may give notice in response, with copies to the Administrative Agent, that it wishes to seek one or more financial institutions to replace such Lender in accordance with the provisions set forth in Section
10.6. Each Lender giving such a notice agrees that, at the request of the Borrower, it will assign all of its interests thereunder and under the Notes and the Commitment to a designated Assignee for the full amount then owing to it, all in accordance with Section 10.6. Thereafter, said assignee shall have all of the rights hereunder and obligations of the assigning Lender (except as otherwise expressly set forth herein) and such Lender shall have no further obligations to the Borrower hereunder.

     (c) Any notice given pursuant to this Section 2.22 shall be deemed to contain a representation by the Lender issuing such notice that: (i) such Lender has used reasonable efforts to minimize said costs or charges but cannot, in its sole judgment, do so at reasonable expense, and (ii) the increased costs and charges are common to substantially all of the comparable loan customers of such Lender and are not unique to the Borrower.

   Section 2.23. Collateral. The payment and performance of the Obligations shall be secured by (i) 100% of the Capital Stock and other equity interests in each of the Borrower's direct and indirect Subsidiaries (other than Foreign Subsidiaries, as to which only 65% of the Capital Stock or other equity interests shall be pledged to the Collateral Agent), and (ii) all of each Loan Party's now existing or hereafter arising or acquired tangible and intangible assets (other than Securitized Receivables), including without limitation all accounts other than Securitized Receivables, general intangibles, inventory, machinery, equipment, investment property, farm products, and all other goods, chattel paper, instruments, documents and Intellectual Property and all real estate owned by the Loan Parties and all the rents, issues and profits thereof, whether now owned or hereafter acquired or arising, including without limitation the Mortgaged Properties; provided, however, that until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Required Lenders or the Administrative Agent, (i) Liens need not be perfected on notes receivable and similar instruments having an aggregate face value of less than $2,000,000 if the same were received in connection with the Disposition of Property or in satisfaction of claims previously contracted, and (ii) no blocked account agreement or account control agreement need be delivered on any deposit accounts (other than the concentration account maintained by Imperial Distributing, Inc.) in which the aggregate balances do not exceed $1,500,000 at any time. The Liens on the Collateral shall be granted to the Collateral Agent for the ratable account of the Lenders and shall be valid and perfected first Liens subject, however, to the proviso appearing at the end of the immediately preceding sentence and Liens permitted pursuant to Section 7.3 hereof. Notwithstanding anything to the contrary contained herein, in no event will any of the Collateral described above be deemed to include (a) real property having an estimated fair market value of less than $1,000,000, provided that the total estimated value of all such unmortgaged real property does not exceed $5,000,000, (b) rolling stock (including vehicles subject to a certificate of title law), to the extent the fair market value thereof does not exceed $1,000,000 in the aggregate, (c) any interest in contracts and contracts rights thereunder (other than Accounts arising therefrom) to the extent that the granting of a security interest or lien therein is prohibited by such contract and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (d) Property located outside the United States of America; (e) any interests in Property owned by any Loan Party which is subject to a prior Lien permitted by this Agreement (such as a Purchase Money Lien in favor of any third party (other than the Borrower or any of its Affiliates), the interest of the lessor under a Capitalized Lease, and Liens on specifically identified sugar securing only CCC Loans) to the extent the granting of a Lien therein is prohibited by the agreement(s) pursuant to which such Property is subject and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained,
(f) any interest in copyrights, trademarks, patents or similar intangibles licensed to the Borrower or any Subsidiary from any third party (other than the Borrower or any of its Affiliates) to the extent that the granting of a Lien therein is prohibited by the license or other agreement(s) pursuant to which such the Borrower or Subsidiary holds such interest and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, and (g) any interests in any leases or licenses to use Property under which any Loan Party is lessee or licensee and a Person other than the Borrower or an Affiliate of such Person is lessor or licensor to the extent the granting of a Lien therein is prohibited by the agreement(s) pursuant to which such Property is leased and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained.

   Section 2.24. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.21.

   Section 2.25. Cleandown Periods. During each period commencing on September 1 and ending on the immediately following October 31 in each year, the aggregate amount of the Total Revolving Extensions of Credit outstanding must be reduced to at least the following amounts for 30 consecutive days:


                     Year                    Outstandings

                     2001                     $90,000,000
                     2002                     $80,000,000
                     2003                     $70,000,000

Section 3.  Letters of Credit.

   Section 3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

     Upon satisfaction of all conditions precedent to the initial Loan hereunder, without any further action on the part of the Borrower, the Issuing Lender, the Administrative Agent or any L/C Participant, (i) each of the letters of credit listed on Schedule 3.1 hereto (the "Existing L/Cs") previously issued for the account of the Borrower shall be deemed for all purposes of this Agreement to be issued hereunder, (ii) each application and agreement for letter of credit pursuant to which each Existing L/C was issued shall be deemed for all purposes of this Agreement to be an Application, and (iii) all of the Borrower's indebtedness and liabilities to Harris Trust and Savings Bank with respect to the Existing L/C shall be deemed to be L/C Obligations of the Borrower for all purposes of this Agreement and the other Loan Documents.

     (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

   Section 3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

   Section 3.3. Commissions, Fees and Other Charges. (a) The Borrower will pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility minus one-eighth of one percent (0.125%), shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

     (b) The Borrower shall pay the Issuing Lender a fronting fee on all outstanding Letters of Credit at a per annum rate equal to one-eight of one percent (0.125%), payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

     (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

   Section 3.4. L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

   Section 3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in
Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to
Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     Section 3.6.  Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

   Section 3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

   Section 3.8. Reductions and Reinstatements. The Borrower and the L/C Participants recognize, acknowledge and agree that (i) each Bond Letter of Credit provides, or may provide, for automatic reductions and reinstatements as set forth in the provisions of such Bond Letter of Credit, and (ii) each Bond Letter of Credit provides, or may provide, for the beneficiary thereof to reduce from time to time the amounts available to be drawn thereon.

   Section 3.9. Documents and Reports. The Issuing Lender agrees to deliver to the L/C Participants promptly upon receipt thereof copies of all documents and reports delivered to the Issuing Lender pursuant to any Bond Document.

   Section 3.10. Amendments. The Issuing Lender may enter into any amendment or modification of, or may waive compliance with the terms of any Bond Document (other than an Indenture) without the consent of any L/C Participants; provided
(a) that without the consent of the Required L/C Participants, the Issuing Lender shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with any Bond Document, which would waive any "Event of Default" arising under any Bond Document, and (b) without the consent of all of the L/C Participants, the Issuing Lender shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with any Bond Document, (i) which would (A) reduce the principal of, or interest on, any Reimbursement Obligation, (B) postpone the due date for any payment of principal of, or interest on, any Reimbursement Obligation, (C) extend the stated expiration date of the Bond Letter of Credit, (D) increase in any material manner (in the reasonable opinion of the Issuing Lender) the obligations of the L/C Participants or, in any event, increase the obligations of the L/C Participants the effect of which shall cause any such L/C Participant's Revolving Extensions of Credit to exceed such L/C Participant's Revolving Credit Commitment, or (E) release or otherwise adversely affect the interests of the L/C Participants in any collateral granted under any Bond Document, or (ii) after the occurrence of a default or event of default.

   Section 3.11. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

Section 4.  Representations and Warranties.

     To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

   Section 4.1. Financial Condition. The consolidated balance sheets of the Borrower as at September 30, 2000, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP (which report includes an explanatory paragraph regarding going concern issues), and the unaudited consolidated balance sheets of the Borrower as at June 30, 2001, and the related consolidated statements of income and cash flows for the 9-month period then ended, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the periods covered thereby. All such financial statements, including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this Section, except as disclosed on Schedule 4.1. During the period from June 30, 2001 to and including the date hereof there has been no Disposition by the Borrower or its Subsidiaries of any material part of its business or Property or any transfer of Capital Stock of any Subsidiary to any Person other than a Wholly Owned Subsidiary Guarantor.

   Section 4.2. No Change. Since September 30, 2000, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect other than those referred to in the financial statements referred to in Section 4.1, those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases and those referred to in the Disclosure Statement.

   Section 4.3. Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to so qualify, be in good standing or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

   Section 4.4. Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Plan of Reorganization or the financing transactions contemplated hereby and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.18(b). Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party hereto and thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

   Section 4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective material properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

   Section 4.6. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined could reasonably be expected to have a Material Adverse Effect.

   Section 4.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

   Section 4.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has indefeasible title to, or a valid leasehold interest in, all its material real property necessary for the conduct of its business as currently conducted, and good title to, or a valid leasehold interest in, all its other material Property necessary for the conduct of its business as currently conducted, and none of such Property is subject to any Lien except as permitted by Section 7.3.

   Section 4.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

   Section 4.10. Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

   Section 4.11. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

   Section 4.12. ERISA. Except for the Merger of Spreckels Sugar Company, Inc. into Holly Sugar Company on March 31, 1997, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount material in light of such amounts and related circumstances. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

   Section 4.13. Investment Company Act; Other Regulations. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

   Section 4.14. Subsidiaries. The Subsidiaries listed on Schedule 4.14 constitute all the Subsidiaries of the Borrower at the date hereof.

   Section 4.15. Use of Proceeds. (a) The proceeds of the Term Loans shall be used (i) to refinance the borrowings of the Borrower under the Pre-Petition Tranche A Term Loan Facility and the Pre-Petition Tranche B Term Loan Facility.

     (b) The proceeds of the Revolving Credit Loans and the Swing Line Loans shall be used (i) to repay the borrowings of the Borrower under the Pre-Petition Revolving Credit Facility and the DIP Credit Facility and (ii) for working capital purposes and other general corporate purposes of the Borrower and its Subsidiaries. Letters of Credit shall be used to provide credit support for general corporate requirements of the Borrower and its Subsidiaries.

   Section 4.16. Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or the payment of a Material Environmental Amount:

          (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that there are no pending changes in applicable Environmental Laws.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to
     (i) give rise to liability of the Borrower or any Subsidiary, or (ii) interfere with the Borrower's or any Subsidiary's continued operations, or
     (iii) impair the fair saleable value, as a component of a going business, of any real property owned or leased by the Borrower or any Subsidiary.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

          (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

          (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

Notwithstanding the qualification as to the Borrower's knowledge set forth in the foregoing subsection 4.16(b), for purposes of Section 8(b) the representations contained in such subsection 4.16(b) shall be deemed to be made, or have been made, as the case may be, without giving effect to such qualification.

   Section 4.17. Accuracy of Information, Etc. No statement or information when taken as a whole contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Transaction Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

   Section 4.18. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof (other than the Securitized Receivables). In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.18(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to compliance with applicable law, the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (other than Liens expressly permitted by Section 7.3).

     (b) Each of the Mortgages is effective to continue and/or create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 4.18(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person except for (i) Liens expressly permitted by Section 7.3 hereof and (ii) all matters set forth in Schedule B to the mortgagee's title insurance policy delivered to the Administrative Agent in accordance with Section 6.10(a) herein.

   Section 4.19. Solvency. Each Loan Party is, and after giving effect to the Plan of Reorganization and the other transactions contemplated hereby and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

   Section 4.20. Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 except as set forth on Schedule 4.20.

Section 5.  Conditions Precedent.

   Section 5.1. Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) each of the Mortgage Supplements, executed and delivered by a duly authorized officer of each party thereto, (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and (v) such blocked account agreements as the Collateral Agent may request (subject to the interest of the Borrower's receivables financing arrangement), executed and delivered by a duly authorized officer of each party thereto.

          (b) Confirmation of Plan of Reorganization. The Bankruptcy Court shall have confirmed the Plan of Reorganization with the support of not less than the minimum percentage required under the Bankruptcy Code of creditors of the class of which the Lenders are a part, no appeal from the confirmation order shall be pending which is unacceptable to the Administrative Agent and matters relating to the Chapter 11 Cases shall be otherwise acceptable to the Required Lenders.

          (c) Conversion of Senior Subordinated Notes. All of the Borrower's Senior Subordinated Notes shall have been converted into Capital Stock of the Borrower that does not require mandatory dividends, repurchases, redemptions, sinking fund or similar provisions.

          (d) Management. The identity of the Chairman of the Borrower's Board of Directors and the members of the Borrower's Board of Directors shall have been disclosed in writing to the Lenders.

          (e) Securitization Facility. The Borrower shall have entered into a Receivables Securitization Facility or other receivables financing arrangement acceptable in each case to the Required Lenders.

          (f) No Material Adverse Change. Since June 30, 2001, no change shall have occurred in the financial condition or the business prospects of the Loan Parties which the Required Lenders regard as material and adverse.

          (g) Field Audit. The Lenders shall have completed a field examination of the business, operations and Properties of the Loan Parties in accordance with the Lenders' customary procedures and practices and as otherwise required by the nature and circumstances of the business of the Loan Parties, the results of which shall be satisfactory to the Agents.

          (h) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

          (i) Approvals. All governmental, stockholder and third party approvals (including debtholders', landlords' and other consents) reasonably necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

          (j) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (k) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                    (i) the legal opinion of Baker Botts L.L.P., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

                    (ii) the legal opinion of William Schwer, general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2.

          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (m) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (o) Mortgages, Etc. (i) The Administrative Agent shall have received a Mortgage Supplement with respect to each Mortgage on each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(n)(iii) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to the Title Insurance Company and the Agent, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overlapping improvements and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

          (iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage
     (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5 and Section 5.3 of the Guarantee and Collateral Agreement.

          (q) Indebtedness, Liens or Preferred Stock. Neither the Borrower nor its Subsidiaries shall have any outstanding Indebtedness, Liens or preferred Capital Stock other than such Indebtedness, Liens or preferred Capital Stock permitted by Sections 7.2 and 7.3.

          (r) Fee Letter. The Administrative Agent shall have received an agreement with the Borrower as to the fees and expenses of the Agents, executed by a Responsible Officer of the Borrower.

   Section 5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made in all material respects by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) Borrowing Base. After giving effect to the requested extension of credit, the aggregate principal amount of all Borrowing Base Obligations shall not exceed the Borrowing Base.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

   Section 5.3. Conditions to Issuance of Bond Letters of Credit. The agreement of the Issuing Lender to issue any Bond Letter of Credit requested to be issued by it on any date is subject to the satisfaction of the following conditions precedent:

          (a) The Issuing Lender shall have received, in form and substance satisfactory to it:

               (i) evidence that the issuer of the Bonds supported by such Bond Letter of Credit has authorized the execution and delivery of such Bonds and the related Bond Documents;

               (ii) executed originals of each of the Bond Documents and all legal opinions and certificates relating to the applicable Bonds; and

               (iii) evidence that the issuer of such Bonds shall have executed, issued and delivered the Bonds to the Bond Trustee therefor and the bond registrar for such Bonds shall have duly authenticated the Bonds and delivered the Bonds against payment therefor.

Each issuance of a Bond Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such issuance that the conditions contained, in this Section 5.3 have been satisfied.

Section 6.  Affirmative Covenants.

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

   Section 6.1.  Financial Statements. Furnish to each Agent and each Lender:

          (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter and an unaudited consolidated statement of cash flow for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (including all adjustments consisting only of normal recurring accruals necessary for fair presentation of such interim periods);

          (c) as soon as available, but in any event not later than 30 days (or 50 days with respect to the last month in any fiscal quarter) after the end of each month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the fiscal year through the end of such month and an unaudited consolidated statement of cash flow for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (including all adjustments consisting only of normal recurring accruals necessary for fair presentation of such interim periods);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

   Section 6.2. Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (k), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a), (b) and (c), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) (each such date being a "Reporting Date"), the legal name, organizational number, if any, and jurisdiction of organization of any new Subsidiary of the Borrower formed since the most recent Reporting Date and the date, nature and extent of all asset transfers from the Borrower or any Subsidiary to any other Subsidiary that is not a Guarantor or the Borrower, except transfers to the SPV pursuant to the Receivables Securitization Program and transfers to Holly Finance Company;

          (c) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b) and (c), a narrative discussion and analysis of the financial condition and results of operations and an explanation of variances to the Business Plan of the Borrower and its Subsidiaries for the fiscal period covered thereby and a comparison to the comparable periods of the previous year;

          (d) no later than the last day of each fiscal quarter of the Borrower, an update to the 52-Week Cash Flow Forecast covering the ensuing fiscal quarter on a week-by-week basis, signed by a Responsible Officer of the Borrower;

          (e) no later than 10 Business Days after the end of each month, a comparison of the 52 Week Cash Flow Forecast as updated pursuant to Subsection (d) above to actual month by month and cumulative performance for the completed period covered thereby, signed by a Responsible Officer of the Borrower;

          (f) no later than 30 days after the end of each monthly period commencing with the month ending August 31, 2001, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last day of the preceding month, signed by a Responsible Officer of the Borrower;

          (g) no later than September 30, 2002, and September 30, 2003, a pro forma Borrowing Base forecast by month for the subsequent fiscal year of the Borrower, signed by a Responsible Officer of the Borrower;

          (h) by September 30 of each of 2002 and 2003 an updated business plan for the Borrower and its Subsidiaries for the next fiscal year, including quarterly income statements and balance sheets and assumptions and a week by week cash flow forecast for such fiscal year; provided, however, that if the Borrower sells (with the Required Lenders' consent) King Packaging or any Subsidiary or line of business (other than King Packaging) which accounts for more than 5% of the Borrower's EBITDA for the then current fiscal year, the Borrower shall within 30 days of such sale delivered to each Agent and each Lender an updated business plan for the Borrower and its Subsidiaries for the then current fiscal year showing the effects of such sale on the information contained in the business plan and other documents previously pursuant to this subsection (h);

          (i) by March 1, 2002, if the Leased Plants have not been sold, a business plan for such plants demonstrating that the Borrower will be able to remain in compliance with this Agreement after giving effect to such plan;

          (j) no later than 50 days after the last day of each fiscal quarter, a report showing the average daily balance during such fiscal quarters of all deposit accounts not maintained with the Collateral Agent with respect to which no blocked account agreement has been delivered to the Collateral Agent, signed by the Borrower's chief financial officer;

          (k) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

          (l) promptly, such additional financial and other information as any Agent or any Lender may from time to time reasonably request through the Administrative Agent.

   Section 6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including, without limitation, tax obligations), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

   Section 6.4. Conduct of Business and Maintenance of Existence, Etc. (a) (i) Continue to engage in business of the same general type as now conducted by it and business related thereto, all as set forth in subsection 7.15, (ii) preserve, renew and keep in full force and effect its corporate existence except that the Borrower shall not be required to preserve, renew or keep in full force and effect the corporate or other existence of any Subsidiary, if the Board of Directors of the Borrower shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary and that abandonment of any such right shall not have a Material Adverse Effect and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

   Section 6.5. Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance or by means of self insurance with adequate provisions made for the funding therefor on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

   Section 6.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and any Lender (coordinated, to the extent reasonable, through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. If an Event of Default has occurred and is continuing,

Borrower will pay for all such examinations; prior thereto the examining Lender will pay for same.

   Section 6.7. Notices. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which if adversely determined could be reasonably expected to cause a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

   Section 6.8. Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this 6.8(a), noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant so long as (x) upon learning of any actual or suspected noncompliance, the Borrower and any affected Subsidiary shall promptly undertake reasonable efforts to achieve compliance, and (y) in any case, such noncompliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect or materially and adversely affect the value of the Mortgaged Property, taken as a whole.

     (b) Promptly comply with all enforceable requirements of all Governmental Authorities regarding Environmental Laws, other than such enforceable requirements as to which appropriate proceedings have been timely and properly taken in good faith so long as the pendency of any and all such proceedings could not reasonably be expected to give rise to a Material Adverse Effect or the payment of a Material Environmental Amount.

     (c) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property (x) involving aggregate value for such property (including improvements thereof) of $2,000,000 or more and (y) that could give rise to Borrower being found an owner, operator, or otherwise subject to potential liability under any Environmental Law (or any entity with such interests in any real property): (i) obtain a written report by an environmental consulting firm reasonably acceptable to the Administrative Agent (an "Environmental Consultant") of the Environmental Consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, in, under, or about such property, or of other conditions that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition, and notify the Agents of such potential acquisition; and (ii) if requested by the Administrative Agent after learning of such potential acquisition, provide such Report to the Administrative Agent, provided that in the event that the Borrower is contractually prohibited from providing any such requested Report prior to the consummation of the applicable acquisition, such Report shall be delivered promptly upon such consummation. The Administrative Agent shall have the right, but shall not have any duty, to obtain any such report.

     (d) Promptly upon the Administrative Agent's request if there has occurred or the Administrative Agent reasonably anticipates an Event of Default, permit an environmental consultant whom the Administrative Agent in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Borrower or any of its Subsidiaries, or on which operations of the Borrower or any of its Subsidiaries otherwise take place). Such environmental assessment shall be in form, scope, and substance satisfactory to the Administrative Agent. The Borrower and its Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and Borrower shall pay the costs of such environmental assessment immediately upon written demand by the Administrative Agent. The Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

   Section 6.9. Additional Collateral, Etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) or (n) and
(z) any Property of the SPV, including without limitation any Receivables of the Permitted Sellers sold, assigned or transferred to the SPV in connection with the Receivables Securitization Program) as to which the Collateral Agent, for the benefit of the Agents and the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

      (b) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 7.3(g)), promptly
(i) execute and deliver a first priority mortgage or deed of trust, as the case may be, in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions, which opinions shall be in form and substance substantially similar to the relevant opinions delivered on the Closing Date and otherwise reasonably satisfactory to the Administrative Agent, and from counsel reasonably satisfactory to the Administrative Agent.

      (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Agents and the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral

Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance substantially similar to the relevant opinions delivered on the Closing Date and otherwise reasonably satisfactory to the Administrative Agent, and from counsel reasonably satisfactory to the Administrative Agent; provided that the provisions of the foregoing clause (iii) shall not apply to the SPV.

      (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and (iii) if requested by the Administrative Agent deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

      (e) Notwithstanding any provision of this Section 6.9 to the contrary, in no event shall the SPV have any obligation to grant any Lien upon any of its Property to the Administrative Agent, the Collateral Agent or the Lenders.

      Section 6.10. Post-Closing Matters. No later than the 60/th/ day following the Closing Date:

            (a) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance or, in the case of Mortgaged Property located in the State of Texas, an effective commitment in respect thereof. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates;
     (C) insure that the Mortgage insured thereby as supplemented by a Mortgage Supplement creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except (i) as disclosed therein and
     (ii) those Liens expressly permitted by Section 7.3 hereof; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

            (b) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 6.10(a) and a copy of all other material documents affecting the Mortgaged Properties.

Section 7.  Negative Covenants.

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

  Section 7.1.  Financial Condition Covenants.

      (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                            Consolidated Interest
      Fiscal Quarter                            Coverage Ratio

      September 30, 2001                         0.54 to 1.00
      December 31, 2001                          0.67 to 1.00
      March 31, 2002                             1.02 to 1.00
      June 30, 2002                              1.68 to 1.00
      September 30, 2002                         2.29 to 1.00
      December 31, 2002                          2.64 to 1.00
      Each quarter thereafter                    3.00 to 1.00

      (b) Consolidated Current Ratio. Permit its Consolidated Current Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                     Consolidated Current
       Period Beginning         Period Ending              Ratio

      September 30, 2001     September 30, 2002           1.2 to 1
      December 31, 2002      September 30, 2003           1.3 to 1
      December 31, 2003          Thereafter               1.4 to 1

      (c) Maintenance of Net Worth. Permit its Consolidated Net Worth as of the last day of any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

            Fiscal Quarter             Required Amount

          September 30, 2001            $ 80,000,000
          December 31, 2001             $ 81,221,000
          March 31, 2002                $ 84,101,000
          June 30, 2002                 $ 88,823,000
          September 30, 2002            $ 93,634,000
          December 31, 2002             $100,862,000
          March 31, 2003                $109,811,000
          June 30, 2003                 $120,838,000
          September 30, 2003            $131,608,000
          December 31, 2003             $137,758,000
          March 31, 2004                $145,242,000
          Thereafter                    $155,573,000

      (d) Minimum EBITDA. Permit its Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter (this section being herein sometimes referred to as the "EBITDA" and the amount set forth below being referred to herein as the Base Line EBITDA requirement):

            Quarter Ending           Minimum Amount

          September 30, 2001           $19,881,000
          December 31, 2001            $21,056,000
          March 31, 2002               $27,873,000
          June 30, 2002                $45,000,000
          September 30, 2002           $59,500,000
          December 31, 2002            $65,000,000
          March 31, 2002               $75,000,000
          June 30, 2002                $83,500,000
          September 30, 2002           $93,000,000
          December 31, 2002            $91,000,000
          March 31, 2003               $90,000,000
          Thereafter                   $88,000,000

     Upon the sale of any trade style, entity or business line permitted by this Agreement, the minimum Consolidated EBITDA amounts required by the EBITDA Covenant as of any time on or after the Closing Date shall be adjusted as follows (each adjustment pursuant to this paragraph being herein referred to as an "EBITDA Covenant Adjustment"):

            (a) if King Packaging Company, Inc. ("King Packaging") is sold with the Required Lenders' consent, King Packaging's contribution to Consolidated EBITDA (as reflected in Column 2 on Schedule 7.1(d) hereto (the "EBITDA Covenant Schedule") and whether such contribution represents a gain or loss) shall be eliminated from each of such minimum Consolidated EBITDA amounts for each quarterly period including and following such sale (by adding the amount set forth in Column 2 on the EBITDA Covenant Schedule for each such fiscal quarter to the Base Line EBITDA Requirement for that fiscal quarter and with appropriate daily proration for any sale which occurs within a given fiscal quarter, on a basis which assumes an equal amount of Consolidated EBITDA was generated each day during such fiscal quarter); and

            (b) if there is sold with the Required Lenders' consent any Subsidiary or line of business (other than King Packaging) which accounts for more than 5% of the Borrower's EBITDA for the then current fiscal year, the Borrower and Lenders shall negotiate in good faith to reset such minimum Consolidated EBITDA amounts to reflect the effect of such sale for each quarterly period including and following such sale and if such amounts are not reset within 20 Business Days of such sale the minimum Consolidated EBITDA amounts required by this Section shall remain unchanged.

An EBITDA Covenant Adjustment shall take effect on the date the Net Cash Proceeds from such sale are paid to the Administrative Agent.

      (e) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                             Consolidated Total
              Fiscal Quarter                   Leverage Ratio

            September 30, 2001                 11.24 to 1.00
            December 31, 2001                  11.09 to 1.00
            March 31, 2002                      7.48 to 1.00
            June 30, 2002                       4.37 to 1.00
            September 30, 2002                  3.06 to 1.00
            December 31, 2002                   3.09 to 1.00
            March 31, 2003                      2.52 to 1.00
            June 30, 2003                       2.12 to 1.00
            Thereafter                          1.78 to 1.00

      (f) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                  Consolidated Fixed
               Fiscal Quarter                   Charge Coverage Ratio

             September 30, 2002                       0.80 to 1
                 Thereafter                           1.00 to 1

      (g) No Financial Obligation of SPV.  Notwithstanding any provision of this
Section 7.1 to the contrary, in no event shall the Borrower or any of its Subsidiaries have any obligation

(direct or indirect) to (i) subscribe for additional shares of equity interests of the SPV, or (ii) maintain or preserve the SPV's financial condition or to cause the SPV to achieve any specified levels of operating results.

     Section 7.2. Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

            (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

            (c) Indebtedness secured by Liens permitted by Section 7.3(h) in an aggregate principal amount not to exceed, when added to the Capital Lease Obligations permitted under paragraph (d) of this Section 7.2, $10,000,000 at any one time outstanding;

            (d) Capital Lease Obligations in an aggregate principal amount not to exceed, when added to the Indebtedness permitted under paragraph (c) of this Section 7.2, $10,000,000 at any one time outstanding;

            (e)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

            (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

            (g) Indebtedness under any Interest Rate Protection Agreements and Hedging Agreements entered into to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or commodity prices and not for speculative purposes;

            (h) renewals and extensions (in the same or lesser principal amount on similar terms and conditions and in any case no less favorable to the interests of the Lenders) of any Indebtedness listed in the foregoing clauses;

            (i) Indebtedness of the Borrower and its Subsidiaries to Commodity Credit Corporation; provided that such Indebtedness provides no recourse to the Borrower or any of its Subsidiaries;

            (j) Indebtedness of Holly Finance Company not to exceed $5,000,000 in aggregate principal amount outstanding at any time;

            (k) other Indebtedness not to exceed $10,000,000 in aggregate principal amount outstanding at any time; and

            (l) Indebtedness of the Permitted Sellers pursuant to the Receivables Securitization Program.

     Section 7.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like nonconsensual Liens imposed by operation of law, arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions, minor irregularities in title, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and all such title matters described in the Mortgages;

            (f) Liens securing Indebtedness of the Borrower and any of its Subsidiaries incurred pursuant to Section 7.2(i); provided that such Liens do not at any time encumber any Property other than the specific sugar or sugar-related products financed by such Indebtedness and the proceeds thereof;

            (g) Liens in existence on the date hereof listed on Schedule 7.3(g), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (h) Liens securing Indebtedness of the Borrower and any of its Subsidiaries incurred pursuant to Section 7.2(c) or (d) to finance the acquisition or lease of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and
     (iii) the amount of Indebtedness secured thereby is not increased;

            (i)  Liens created pursuant to the Security Documents;

            (j) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business and covering only the assets so leased;

            (k) Liens securing judgments which do not constitute an Event of Default;

            (l) Liens securing Indebtedness of Holly Finance Company permitted under subsection 7.2(j) on notes payable to Holly Finance Company in respect of loans made by it in the ordinary course of its business to growers;

            (m) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries not interfering with the normal conduct of the Borrower's business;

            (n) Liens created pursuant to the Receivables Securitization Program in Securitized Receivables; and

            (o) Liens in favor of any counterparts to a Hedging Agreement, provided such Liens attach only to the commodity account (and property therein) maintained by such counterparty and secure only indebtedness, obligations and liabilities of the Borrower or any Subsidiary to such counterparty relating solely to such Hedging Agreement and account and property held therein.

     Section 7.4. Limitation on Fundamental Changes. Enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

            (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; and

            (c) the dissolution of any SPV upon the termination or expiration of the Receivables Securitization Program of which it is a part.

     Section 7.5. Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of surplus, obsolete or worn out personal property in the ordinary course of business (including the expiration or termination of leasehold interests related to receiving station leases);

            (b)   the sale of inventory in the ordinary course of business;

            (c)   Dispositions permitted by Section 7.4(b);

            (d) Dispositions in the normal course of the Borrower's business of nonoperating assets unnecessary for the continued operation of the Borrower's business;

            (e) Dispositions of assets to the extent such assets are replaced with assets providing the same function for the Borrower and its Subsidiaries as such replaced assets provided; provided that the fair market value of all such Dispositions (determined at the time thereof) shall not exceed (i) $5,000,000 in any year and (ii) $12,000,000 in the aggregate on a cumulative basis after the Closing Date;

            (f)   transfers of assets among Foreign Subsidiaries;

            (g) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor; and

            (h) the Disposition by the Permitted Sellers of all or substantially all of its Securitized Receivables pursuant to the Receivables Securitization Program, provided that the maximum cash principal amount advanced pursuant to the Receivables Securitization Program shall not exceed $110,000,000 at any time.

Dispositions in which the non-cash component of the consideration received by the Borrower and its Subsidiaries exceeds $1,000,000 must be approved by (i) the Administrative Agent in the case of Dispositions in which the non-cash consideration is less than $2,500,000 and (ii) the Required Lenders in all other cases.

     Section 7.6. Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor.

     Section 7.7. Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not to exceed $30,000,000 in any fiscal year; provided that (i) such Capital Expenditures are made or incurred solely to maintain the Loan Parties' current business operations and not to acquire new business enterprises or lines of business, (ii) any portion of the amount specified above for any fiscal year that is not expended in such fiscal year may be carried over to increase the amount of Capital Expenditures permitted for the immediately succeeding fiscal year, and (iii) the Borrower may request an increase in the maximum amount of Capital Expenditures permitted for any fiscal year ending after September 30, 2001, to an amount not to exceed $40,000,000 for the fiscal year ending September 30, 2002 and $45,000,000 in any fiscal year thereafter so long as the Borrower provides to the Lenders by no later than September 30 of the preceding fiscal year a Capital Expenditure plan in reasonable detail for the relevant period justifying the requested increase to the satisfaction of the Required Lenders.

     Section 7.8. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

            (a)   extensions of trade credit in the ordinary course of business;

            (b)   investments in Cash Equivalents;

            (c)   Guarantee Obligations permitted by Section 7.2;

            (d) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $250,000 at any one time outstanding;

            (e) investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

            (f) Loans by Holly Finance Company or Holly Sugar Corporation in the ordinary course of business not to exceed $5,000,000 in the aggregate outstanding at any time;

            (g) advances, loans, extensions of credit existing on the date hereof and listed on Schedule 7.8(g);

            (h) advances consisting of the payment or prepayment by the Borrower or any of its Subsidiaries of operating expenses and repair and maintenance expenses for the Leased Plants pursuant to the terms of the relevant Plant Lease Documents so long as (i) the aggregate unreimbursed amount of all such advances does not exceed $15,000,000 at any time, (ii) the Borrower's right to be paid or reimbursed for such advances is secured by perfected Liens in the inventory of sugar processed at the Leased Plants and all accounts receivable and other proceeds from the sale or other disposition of such processed sugar, and (iii) the payment or reimbursement terms applicable to such advances (including the amount and type of assets subject to the Liens required by clause (ii) above) are acceptable to the Required Lenders;

            (i) investments made by the Borrower or any of its Subsidiaries in Holly Finance Company in an aggregate amount outstanding at any one time not to exceed $5,000,000; and

            (j) cash capital contributions to the SPV made prior to the date hereof, and investments and advances, if any, arising from the sale of Receivables pursuant to the Receivables Securitization Program.

     Section 7.9. Limitation on Modifications of Debt Instruments, Etc. Amend any terms of any capitalization or organizational documents (including in respect of Capital Stock) in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

     Section 7.10. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is
(a) not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that the foregoing shall not prohibit the sale of all or substantially all of the Permitted Sellers' Receivables, or any undivided interest therein, pursuant to the Receivables Securitization Program.

     Section 7.11. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than any arrangements otherwise expressly permitted hereunder.

     Section 7.12. Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than September 30 or change the Borrower's method of determining fiscal quarters, provided that the Borrower may make one election after the Closing Date to change its fiscal year end, if the Borrower enters into such amendments to this Agreement as the Administrative Agent shall request to reflect such change, including modifications to Section 7, such that the covenants affected by such change shall have the same effect (or, in any case, be substantively no less favorable to the Lenders, in the determination of the Administrative Agent) after giving effect thereto as if such change were not made. The Lenders hereby authorize the Administrative Agent and the Administrative Agent to enter into such amendments to effect such modifications, if any, in accordance with the provisions of this subsection.

     Section 7.13. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired to secure the Obligations or Indebtedness incurred to refinance any of the same, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) restrictions on the transfer or encumbrance by the SPV or any Permitted Seller of any Property, including without limitation Receivables, owned by it contained in the documentation for the Receivables Securitization Program and (d) restrictions on Liens incurred to secure Indebtedness refinancing the Obligations which are designed to assure that the Receivables Securitization Program is protected from adverse effects resulting from such Liens to the same extent provided for in the Loan Documents.

     Section 7.14. Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restriction with respect to the SPV or any of its Property, and (iv) restrictions contained in the Receivables Securitization Program documentation.

     Section 7.15. Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or any of its Subsidiaries are engaged on the date of this Agreement.

     Section 7.16. The SPV. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the SPV is not obligated to guaranty or otherwise directly or indirectly provide credit support (including granting lien on any of its assets) for any Indebtedness of the Company or any of its Subsidiaries or Affiliates.

     Section 7.17. Repair and Maintenance Expenses. Pay or incur any intercampaign repair and maintenance expenses relating to the Leased Plants until 20 days after the Administration Agent has received the business plan required to be delivered pursuant to Section 6.2(i) hereof, if any.

Section 8.  Events of Default.

     If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) Any Loan Party shall default in the observance or performance of any term, provision or agreement contained in clause (i) or
     (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a),
     Section 7, or Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

            (d) Any Loan Party shall default in the observance or performance of any other term, provision or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

            (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

            (f) (i) The Borrower or any of its Subsidiaries (other than Holly Finance Company) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries (other than Holly Finance Company) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Holly Finance Company) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Holly Finance Company) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Borrower or any of its Subsidiaries (other than Holly Finance Company) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
     (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (other than Holly Finance Company) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries (other than Holly Finance Company) involving in the aggregate a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and substantially of the same effect and priority purported to be created thereby; or

            (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (A) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of the Borrower or (B) shall obtain the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; provided that notwithstanding the foregoing no Event of Default shall result from the conversion of the Borrower's Senior Subordinated Notes into Capital Stock of the Borrower.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the

Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

Section 9.  The Agents.

     Section 9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

     Section 9.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 9.3. Exculpatory Provisions. Neither any Agent, the Issuing Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, any other Loan Document or any Bond Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement, any other Loan Document or any Bond Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any Bond Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. Neither the Agents nor the Issuing Lender shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or any Loan Document, or to inspect the properties, books or records of any Loan Party. Without limiting the generality of the foregoing, the Collateral Agent shall not be responsible to any of the Agents or any of the Lenders for the existence, creation, attachment, perfection or priority of any lien or security interest in the Collateral or any part thereof or for the existence of any liens, security interests or other encumbrances or charges thereon.

     Section 9.4. Reliance by Administrative Agent. Each Agent and the Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent and the Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (or in the case of the Issuing Lender, any Bond Document) unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and the Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents (or, in the case of the Issuing Lender, any Bond Document) in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     Section 9.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Issuing Lender shall not be deemed to have knowledge or notice of the occurrence of any default or event of default under any Bond Document, unless the Issuing Lender shall have received written notice from the Borrower or any other party to a Bond Document. In the event that the Administrative Agent or the Issuing Lender receives such a notice, the Administrative Agent or the Issuing Lender, as applicable, shall give notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Lenders. The Issuing Lender shall take such action with respect to such default or event of default under the Bond Documents as shall be required pursuant to Section 8 hereof; provided that unless and until the Issuing Lender shall have received direction under
Section 8, the Issuing Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or event of default as it shall deem advisable and in the best interest of the L/C Participants, except any action resulting in the acceleration or redemption of any Bonds.

     Section 9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 9.7. Indemnification. The Lenders agree to indemnify each Agent (and the Revolving Credit Lenders agree to indemnify the Issuing Lender) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective aggregate Revolving Credit Percentages, Tranche A Term Loan Percentages and Tranche B Term Loan Percentages (and in the case of the Issuing Lender, ratably according to their respective Revolving Credit Percentages) in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans or the termination of any Bond Letter of Credit) be imposed on, incurred by or asserted against such Agent or the Issuing Lender, as applicable, in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's or the Issuing Lender's, as the case may be, gross negligence or willful misconduct or, in the case of the Issuing Lender, for the fees and expenses of counsel in connection with the preparation, execution, delivery, administration or modification of any Bond Document or any amendments thereto. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

     Section 9.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     Section 9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Collateral Agent, may, at any time, by notice to the Lenders and the Administrative Agent, resign as Collateral Agent, hereunder, whereupon the duties, rights, obligations and responsibilities hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Collateral Agent, the Administrative Agent or any Lender; provided that in the case of a resignation by the Collateral Agent, the Collateral Agent shall (i) assign and deliver to the Administrative Agent any Collateral pledged to the Collateral Agent, for the benefit of the Agents and the Lenders, (ii) execute and deliver to the Administrative Agent any amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable in order to continue the security interest of the Lenders in the Collateral and (iii) take all other actions necessary or advisable to continue the security interest of the Lenders in the Collateral (including, without limitation, the execution and delivery of amendments to the Uniform Commercial Code financing statements filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, the perfected, first priority Lien on the Collateral). After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     Section 9.10. Authorization to Release Liens and Limit Amount of Certain Claims. The Administrative Agent and the Collateral Agent are hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1. The Administrative Agent and the Collateral Agent are further irrevocably authorized by each of the Lenders to reduce or limit the amount of the Obligations secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar taxes.

Section 10. Miscellaneous.

     Section 10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definitions of Required Lenders or Supermajority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Agents; (vi) amend, modify or waive any provision of

Section 2.6 or 2.7 without the written consent of the Swing Line Lender; or
(vii) amend, modify or waive any provision of Section 3 without he written consent of the Issuing Lender; or (viii) release Collateral having an aggregate net book value of more than $50,000,000 or consent to or permit Dispositions of Property the gross sales proceeds of which exceed $50,000,000 or amend, modify or waive the definition of the term "Borrowing Base" contained in Section 1.1, any defined term used therein or Exhibit I hereto in each case in a manner that increases the availability under the Borrowing Base (it being understood that nothing contained herein shall impair any Agent's discretion under this Agreement with respect to the calculation of the Borrowing Base or the determination of the eligibility of any item for inclusion in the Borrowing
Base), or amend, modify or waive any financial covenant contained in Section 7.1, in each case without the prior written consent of the Supermajority Lenders; provided, further, notwithstanding the provisions set forth above, no Lender consent shall be required in connection with the release of any Liens on Property sold by the Borrower or its Subsidiaries if such sale is permitted pursuant to Section 7.5. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Collateral Agent and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:         Imperial Sugar Company
                            One Imperial Square, Suite 200
                            8016 Highway 90-A
                            Sugar Land, Texas 77478
                            Attention: Karen Mercer
                            Telecopy: (281) 490-9895
                            Telephone: (281) 490-9506

     The Collateral Agent and
      the Administrative Agent:      Harris Trust and Savings Bank
                                     111 West Monroe Street
                                     4/th/ Floor East
                                     Chicago, Illinois 60603
                                     Attention: Special Assets Division
                                     Telecopy: (312) 765-1724
                                     Telephone: (312) 461-7729

provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

     Section 10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     Section 10.5. Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective officers, directors, trustees, investment advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities resulted from the gross negligence or willful misconduct of such indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and hereby waives, and shall cause each of its Subsidiaries not to assert and to waive, all rights of contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     Section 10.6. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender. In furtherance and not in limitation of the foregoing, no party to the Pre-Petition Credit Agreement or the DIP Credit Agreement shall have any rights, duties or obligations under this Agreement or the other Loan Documents, nor shall any such party be entitled to any of the benefits of this Agreement or the other Loan Documents, unless such party is also a party to this Agreement.

      (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and
2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

      (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time, subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), assign to any Lender or any affiliate thereof or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained for assignments involving the Administrative Agent or its Affiliates and no consent of the Borrower shall be required at any time that a Default or Event of Default has occurred and is continuing), to any bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such Assignor and the Administrative Agent (and, where the consent of the Borrower is required pursuant to the foregoing provisions, by the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof or an Approved Fund) shall be in an aggregate principal amount of less than $3,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this
Section 10.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing. For purposes of this Section 10.6, "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

      (d) The Administrative Agent shall maintain at its address referred to in
Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and any Notes evidencing such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the

Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "cancelled." The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee and the Administrative Agent (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in connection with certain assignments involving the Administrative Agent related to the primary syndication hereof, and in the case of an assignment to an Assignee that is a Lender or an affiliate thereof or an Approved Fund, such fee shall be reduced to $1,000; and except that in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder, affiliates thereof or Approved Funds), only a single fee of $3,500 shall be payable for all such contemporaneous assignments), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

      (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     Section 10.7. Adjustments; Setoff. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

      (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      (c) Notwithstanding the foregoing, no Lender shall institute or commence any proceeding to collect any amounts owed to it hereunder or shall otherwise exercise any remedies (including setoff) with respect to the amounts owed to it unless such Lender shall provide at least five Business Days' (or such shorter period as may be consented to by the Collateral Agent) prior written notice thereof to the Collateral Agent.

     Section 10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     Section 10.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     Section 10.11. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 10.12. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

     Section 10.13.  Acknowledgments. The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     Section 10.14. Waivers of Jury Trial. The Borrower, the Agents and the Lenders hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein.

     Section 10.15. Confidentiality. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender to the extent necessary to enable such Lender to manage or administer its loans and commitments hereunder, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this Section 10.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates to the extent necessary to enable such Lender to manage or administer its loans and commitments hereunder, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, provided that the Administrative Agent will use commercially reasonable efforts to give notice to the Borrower thereof, (g) which has been publicly disclosed other than in breach of this Section 10.15,
(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15).

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        Imperial Sugar Company


                                        By: /s/ James C. Kempner
                                            ----------------------------------
                                           Name: James C. Kempner
                                                 -----------------------------
                                           Title: President & CEO
                                                  ----------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        Lehman Commercial Paper Inc.


                                        By: /s/ G. Andrew Keith
                                            ---------------------------------
                                        Name: G. Andrew Keith
                                              -------------------------------
                                        Title: Authorized Signatory
                                               ------------------------------

                                        Harris Trust and Savings Bank, as
                                         Administrative Agent, Collateral Agent,
                                         Issuing Lender and as a Lender


                                        By: /s/ Janet Maxwell-Wickett
                                            ---------------------------------
                                        Name: Janet Maxwell-Wickett
                                              -------------------------------
                                        Title: Vice President
                                               ------------------------------


                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        Wachovia Bank, N.A.


                                        By: /s/ Christopher Tierney
                                            ---------------------------------
                                        Name: Christopher Tierney
                                              -------------------------------
                                        Title: Senior Vice President
                                               ------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        Union Bank of California, N.A.


                                        By: /s/ Daniel Isenberg
                                            ----------------------------------
                                        Name: Daniel Isenberg
                                              --------------------------------
                                        Title: Vice President
                                               -------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        US Bank National Association


                                        By: /s/ Sandra A. Sauer
                                            ----------------------------------
                                        Name: Sandra A. Sauer
                                              --------------------------------
                                        Title: Vice President
                                               -------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        The Bank of New York


                                        By: /s/ Stephen C. Brennan
                                            -----------------------------
                                        Name: Stephen C. Brennan
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

                                        Cooperatieve Centrale Raiffeisen-
                                          Boerenleenbank B.A., "Rabobank
                                          Nederland" New York Branch



                                        By:    /s/ Timothy J. Moore
                                               -----------------------------
                                        Name:  Timothy J. Moore
                                               -----------------------------
                                        Title: Vice President
                                               -----------------------------


                                        By:    /s/ W. Jeffrey Vollack
                                               -----------------------------
                                        Name:  W. Jeffrey Vollack
                                               -----------------------------
                                        Title: Managing Director
                                               -----------------------------
                                               Senior Credit Officer
                                               -----------------------------

                                        Farm Credit Bank of Wichita


                                        By: /s/ Travis W. Ball
                                            -----------------------------
                                        Name: Travis W. Ball
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

                                        Frost National Bank


                                        By: /s/ Phil Dudley
                                            -----------------------------
                                        Name: Phil Dudley
                                              ---------------------------
                                        Title: Senior Vice President
                                              ---------------------------

                                        Credit Agricole Indosuez



                                        By: /s/ Larry Materi
                                            -----------------------------
                                        Name: Larry Materi
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------


                                        By: /s/ Bradley C. Peterson
                                            -----------------------------
                                        Name: Bradley C. Peterson
                                              ---------------------------
                                        Title: First Vice President
                                              ---------------------------

                                        Wells Fargo Bank (Texas), N.A.


                                        By: /s/ Danny Oliver
                                            -----------------------------
                                        Name: Danny Oliver
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

                                        Balanced High Yield Fund I, Ltd.,

                                        By: ING Capital Advisors LLC,
                                            as Asset Manager


                                        By: /s/ Kurt Wegletner
                                            -----------------------------
                                        Name: Kurt Wegletner
                                              ---------------------------
                                        Title: Senior Vice President
                                              ---------------------------

                                        Metropolitan Life Insurance Company


                                        By: /s/ Claudia Cromte
                                            -----------------------------
                                        Name: Claudia Cromte
                                              ---------------------------
                                        Title: Director
                                              ---------------------------

                                        Monument Capital Ltd.

                                        By:  Alliance Capital Management L.P.,
                                             as Investment Manager

                                        By:  Alliance Capital Management
                                             Corporation, as General Partner


                                        By: /s/ Sverker M.M. Johansson
                                            -----------------------------
                                        Name: Sverker M.M. Johansson
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------


                                        Oak Mountain Limited

                                        By:  Alliance Capital Management L.P.,
                                             as Investment Manager

                                        By:  Alliance Capital Management
                                             Corporation, as General Partner


                                        By: /s/ Sverker M.M. Johansson
                                            -----------------------------
                                        Name: Sverker M.M. Johansson
                                              ---------------------------
                                        Title: Vice President
                                              ---------------------------

                                        Van Kampen CLO I, Ltd.

                                        By:  Van Kampen Management Inc., as
                                             Collateral Manager


                                        By: /s/ Darvin D. Pierce
                                            -----------------------------
                                        Name: Darvin D. Pierce
                                              ---------------------------
                                        Title: Executive Director
                                              ---------------------------

                                        Van Kampen CLO II, Ltd.

                                        By:  Van Kampen Management Inc., as
                                             Collateral Manager

                                        By: /s/ Darvin D. Pierce
                                            -----------------------------
                                        Name: Darvin D. Pierce
                                              ---------------------------
                                        Title: Executive Director
                                              ---------------------------

                                        Van Kampen Senior Income Trust


                                        By: /s/ Darvin D. Pierce
                                            -----------------------------
                                        Name: Darvin D. Pierce
                                              ---------------------------
                                        Title: Executive Director
                                              ---------------------------

                                        Black Diamond CLO 1998 - 1 Ltd.


                                        By: /s/ John H. Cullinane
                                            -----------------------------
                                        Name: John H. Cullinane
                                              ---------------------------
                                        Title: Director
                                              ---------------------------


                                        Black Diamond International Funding Ltd.


                                        By: /s/ David Dyer
                                            -----------------------------
                                        Name: David Dyer
                                              ---------------------------
                                        Title: Director
                                              ---------------------------


                                        Black Diamond CLO 2000-1 Ltd.

                                        By: /s/ David Dyer
                                            -----------------------------
                                        Name: David Dyer
                                              ---------------------------
                                        Title: Director
                                              ---------------------------

                                        KZH Sterling LLC

                                        By: /s/ Virginia Conway
                                            -----------------------------
                                        Name: Virginia Conway
                                              ---------------------------
                                        Title: Authorized Agent
                                              ---------------------------

                                     PAMCO Cayman Ltd.

                                     By:  Highland Capital Management, L.P. as
                                          Collateral Manager

                                     By: /s/ Todd Travers
                                         ---------------------------------------
                                     Name: Todd Travers
                                          --------------------------------------
                                     Title: Sr. Portfolio Mgr.
                                           -------------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement


                                     Highland Legacy Limited

                                     By:  Highland Capital Management, L.P. as
                                          Collateral Manager

                                     By: /s/ Todd Travers
                                        ----------------------------------------
                                     Name:   Todd Travers
                                          --------------------------------------
                                     Title:  SR. PORTFOLIO MGR.
                                           -------------------------------------

                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                     Highland Crusader Offshore Partners, L.P.

                                     By:  Highland Capital Management, L.P. as
                                          General Partner

                                     By: /s/ Todd Travers
                                        ----------------------------------------
                                     Name:   Todd Travers
                                          --------------------------------------
                                     Title:  SR. PORTFOLIO MGR.
                                           -------------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                        Lone Star Partners, L.P.

                                        By: /s/ Jerome L. Simon
                                           -------------------------------------
                                        Name: Jerome L. Simon
                                             -----------------------------------
                                        Title: General Partner
                                              ----------------------------------



                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement

                                      Pilgrim Prime Rate Trust



                                      By:  ING Pilgrim Investments, as its
                                           Investment Manager

                                      By:/s/ Jeffrey A. Bakalar
                                         ---------------------------------------
                                      Name: Jeffrey A. Bakalar
                                            ------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------------


                                      Pilgrim America High Income Investments,
                                        Ltd. (as Assignee)

                                      By:  ING Pilgrim Investments, as its
                                           Investment Manager

                                      By:/s/ Jeffrey A. Bakalar
                                         ---------------------------------------
                                      Name: Jeffrey A. Bakalar
                                            ------------------------------------
                                      Title: Senior Vice President
                                             -----------------------------------


                                Signature Page
                            Imperial Sugar Company
                        Restructuring Credit Agreement